                                                                     Exhibit 2.1
--------------------------------------------------------------------------------



                      AGREEMENT AND PLAN OF REORGANIZATION



                                     among



                           ASPECT DEVELOPMENT, INC.,
                             a Delaware corporation
                                   ("Aspect")


                        HAWAII ACQUISITION CORPORATION,
                    a Delaware corporation and wholly-owned
                             subsidiary of Aspect,



                                      and



                                  CADIS, INC.,
                             a Delaware corporation



                            Dated November 18, 1997



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               ------------------


                                                                            Page
                                                                            ----

ARTICLE I  THE MERGER.....................................................   1
     Section 1.1     Effective Time of the Merger.........................   1
     Section 1.2     Closing..............................................   2
     Section 1.3     Effects of the Merger................................   2
     Section 1.4     Directors and Officers...............................   2

ARTICLE II  CONVERSION OF SECURITIES......................................   3
     Section 2.1     Conversion of Capital Stock..........................   3
     Section 2.2     Exchange of Certificates.............................   3
     Section 2.3     Escrow...............................................   5
     Section 2.4     Appraisal Rights.....................................   6

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF ALASKA.....................   6
     Section 3.1     Organization, Standing and Power.....................   7
     Section 3.2     Alaska Capital Structure.............................   7
     Section 3.3     Authority; Required Filings and Consents.............   8
     Section 3.4     Financial Statements.................................   9
     Section 3.5     Absence of Undisclosed Liabilities...................   9
     Section 3.7     Absence of Certain Changes or Events.................   9
     Section 3.8     Taxes................................................  11
     Section 3.9     Tangible Assets and Real Property....................  11
     Section 3.10    Intellectual Property................................  12
     Section 3.11    Bank Accounts........................................  13
     Section 3.12    Contracts............................................  14
     Section 3.13    Labor Difficulties...................................  15
     Section 3.14    Trade Regulation.....................................  15
     Section 3.15    Environmental Matters................................  15
     Section 3.16    Employee Benefit Plans...............................  16
     Section 3.17    Compliance with Laws.................................  16
     Section 3.18    Employees and Consultants............................  17
     Section 3.19    Litigation...........................................  17
     Section 3.20    Restrictions on Business Activities..................  17
     Section 3.21    Governmental Authorization...........................  17
     Section 3.22    Insurance............................................  17
     Section 3.23    Pooling of Interests.................................  17
     Section 3.24    Interested Party Transactions........................  17
     Section 3.25    No Existing Discussions..............................  18
     Section 3.26    Real Property Holding Corporation....................  18
     Section 3.27    Corporate Documents..................................  18

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF HAWAII AND SUB..............  19
     Section 4.1     Organization.........................................  19
     Section 4.2     Hawaii Capital Structure.............................  19


                               TABLE OF CONTENTS
                               ------------------
                                  (continued)

                                                                                  Page
                                                                                  ----

     Section 4.3     Authority; No Conflict; Required Filings and Consents........  20
     Section 4.4     SEC Filings; Financial Statements............................  21
     Section 4.5     Absence of Certain Changes or Events.........................  22
     Section 4.8     Pooling of Interests.........................................  22
     Section 4.10    Interim Operations of Sub....................................  22

ARTICLE V  CONDUCT OF BUSINESS....................................................  22
     Section 5.1     Covenants of Alaska..........................................  22
     Section 5.2     Covenants of Hawaii..........................................  24
     Section 5.3     Cooperation..................................................  25

ARTICLE VI  ADDITIONAL AGREEMENTS.................................................  25
     Section 6.1     No Solicitation..............................................  25
     Section 6.2     Registration Rights..........................................  25
     Section 6.3     Consents.....................................................  29
     Section 6.4     Current Nasdaq Quotation.....................................  29
     Section 6.5     Access to Information........................................  29
     Section 6.7     Legal Conditions to Merger...................................  30
     Section 6.8     Public Disclosure............................................  30
     Section 6.9     Tax-Free Reorganization......................................  30
     Section 6.11    Affiliate Agreements.........................................  30
     Section 6.10    Pooling Accounting...........................................  30
     Section 6.13    Stock Options................................................  31
     Section 6.14    Employee Stock Purchase Plan.................................  32
     Section 6.15    Brokers or Finders...........................................  32
     Section 6.16    Additional Agreements; Reasonable Efforts....................  32
     Section 6.17    Expenses.....................................................  32

ARTICLE VII  CONDITIONS TO MERGER.................................................  33
     Section 7.1     Conditions to Each Party's Obligation to Effect the Merger...  33
     Section 7.2     Additional Conditions to Obligations of Hawaii and Sub.......  34
     Section 7.3     Additional Conditions to Obligations of Alaska...............  36

ARTICLE VIII  TERMINATION AND AMENDMENT...........................................  36
     Section 8.1     Termination..................................................  36
     Section 8.2     Effect of Termination........................................  37
     Section 8.3     Amendment....................................................  37
     Section 8.4     Extension; Waiver............................................  37

ARTICLE IX  ESCROW AND INDEMNIFICATION............................................  38
     Section 9.1     Survival of Representations and Warranties...................  38
     Section 9.2     Indemnification by Alaska Stockholders.......................  38
     Section 9.3     Procedures for Indemnification...............................  39
     Section 9.4     Defense of Third Party Claims................................  39
     Section 9.6     Manner of Indemnification....................................  40


                               TABLE OF CONTENTS
                               ------------------
                                  (continued)

                                                                                  Page
                                                                                  ----
     Section 9.7     Stockholder Representative...................................  40

ARTICLE X  GENERAL PROVISIONS.....................................................  41
     Section 10.1    Notices......................................................  41
     Section 10.2    Interpretation...............................................  43
     Section 10.3    Counterparts.................................................  43
     Section 10.4    Severability.................................................  43
     Section 10.5    Entire Agreement.............................................  43
     Section 10.6    Governing Law................................................  43
     Section 10.7    Assignment...................................................  43
     Section 10.8    Third Party Beneficiary......................................  43


EXHIBITS

Exhibit A -  Escrow Agreement
Exhibit B -  Voting Agreement
Exhibit C -  Form of Noncompetition Agreement
Exhibit D -  Form of Opinion of Counsel to Cadis
Exhibit E -  Form of Stockholder Agreement


                            TABLE OF DEFINED TERMS
                            ----------------------

                                                      Section
                                                      -------
Acquisition Proposal...........................         6.1(a)
Affiliate......................................         6.10
Affiliate Agreement............................         6.11
Aspect.........................................   Introduction
Aspect Balance Sheet...........................         4.4(b)
Aspect Common Stock............................         2.1(b)
Aspect Disclosure Schedule.....................     Article IV
Aspect Group...................................         9.2(a)
Aspect Losses..................................         9.2(a)
Aspect Option Plans............................         4.2(a)
Aspect Preferred Stock.........................         4.2(a)
Aspect Purchase Plan...........................         4.2(a)
Aspect SEC Reports.............................         4.4(a)
Assumed Option.................................         6.12(a)
Cadis..........................................  Introduction
Cadis Authorizations...........................         3.20
Cadis Balance Sheet............................         3.5
Cadis Capital Stock............................         2.1(b)
Cadis Common Stock.............................         2.1(b)
Cadis Components...............................         3.9(e)
Cadis Disclosure Schedule......................   Article III
Cadis Employee Plan............................         3.15(a)
Cadis Financial Statements.....................         3.4
Cadis Intellectual Property Rights.............         3.9(a)
Cadis Option Plan..............................         2.1(c)
Cadis Options..................................         2.1(c)
Cadis Preferred Stock..........................         2.1(b)
Cadis Product..................................         3.9(b)
Certificate....................................         2.2(a)
Certificate of Merger..........................         1.1
Closing........................................         1.2
Closing Date...................................         1.2
Code...........................................      Recitals
Confidentiality Agreement......................         6.5
Constituent Corporations.......................         1.3(a)
De Minimis Claim...............................         9.2(b)
----------
Dissenting Shares..............................         2.4
Dissenting Stockholder.........................         2.4
Effective Time.................................         1.1
Environmental Permits..........................         3.14(c)
Escrow.........................................         2.3
Escrow Agent...................................         2.3


                            TABLE OF DEFINED TERMS
                            ----------------------
                                  (continued)

                                                      Section
                                                      -------
Escrow Agreement...............................         2.3
Escrow Shares..................................         2.3
Exchange Act...................................         4.4(a)
Exchange Agent.................................         2.2(a)
Exchange Fund..................................         2.2(a)
Floor..........................................         9.2(b)
GAAP...........................................         3.4
GCL............................................         1.1
Governmental Entity............................         3.3(c)
Hazardous Material.............................         3.14(a)
Hazardous Materials Activities.................         3.14(b)
Holder.........................................         6.2(a)
incentive stock options........................         6.12(a)
Indemnification Claim..........................         9.3(b)
Indemnified Party..............................         6.2(h)
Indemnifying Party.............................         6.2(h)
Indemnitee.....................................         9.3(a)
Information Statement..........................         3.27
Licensed Intellectual Property.................         3.9(b)
Material Adverse Effect........................   Article III
Material Tangible Assets.......................         3.8(a)
Merger.........................................      Recitals
NNM............................................         2.2(e)
Nonaccredited Cadis Stockholders...............         7.1(g)
Noncompetition Agreements......................         7.3(g)
Other Filings..................................         6.6
Registrable Securities.........................         6.2(a)
Registration Statement.........................         6.2(a)
Returns........................................         3.7(b)
Rule 145.......................................         6.10
SEC............................................         4.4(a)
Securities Act.................................         4.4(a)
Stockholder Agreement..........................         7.2(k)
Stockholder Representative.....................         9.6
Sub............................................  Introduction
Subsidiary.....................................   Article III
Surviving Corporation..........................         1.3(a)
Suspension Right...............................         6.2(d)
Tax............................................         3.7(a)
Termination Date...............................         9.1


                            TABLE OF DEFINED TERMS
                            ----------------------

                                                      Section
                                                      -------
Third Party Claim..............................         9.4
Transaction Documents..........................         3.3(a)

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of November 18, 1997, by and among Aspect Development, inc., a Delaware corporation Hawaii acquisition Corporation, ("Aspect"), a Delaware corporation and wholly-owned subsidiary of Aspect ("Sub"), Cadis, Inc., a Delaware corporation ("Cadis") and, solely for the purposes set forth in Section 6.2(d) and Article IX hereof, Carl D. Carman, an individual.

                                    RECITALS
                                    --------

     WHEREAS, the Boards of Directors of Aspect, Sub and Cadis deem it advisable and in the best interests of each corporation and its respective stockholders that Aspect and Cadis combine in order to advance the long-term business interests of Aspect and Cadis;

     WHEREAS, the combination of Aspect and Cadis shall be effected by the terms of this Agreement through a transaction (the "Merger") in which Sub will merge with and into Cadis, Cadis will become a wholly-owned subsidiary of Aspect and the stockholders of Cadis will become stockholders of Aspect;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:



                                   ARTICLE I


                                 THE MERGER

        Section 1.1 Effective Time of the Merger. Subject to the provisions
                    ----------------------------
of this Agreement, a Certificate of Merger (the "Certificate of Merger") in such form as is required by the relevant provisions of the Delaware General Corporation Law (the "GCL") shall be duly prepared and executed and shall be delivered to the Secretary of State of the State of Delaware for filing as soon as practicable on or after the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

        Section 1.2 Closing. The closing of the Merger (the "Closing") will take
                    -------
place at 10:00 a.m., Pacific Time, on a date to be specified by Aspect and Cadis (the "Closing Date"), which shall be no later than the third business day after satisfaction of the latest to occur of the conditions set forth in Sections 7.1, 7.2(b) (other than the delivery of the officers' certificate referred to therein) and 7.3(b) (other than the delivery of the officers' certificate referred to therein), provided that the other closing conditions set forth in
Article VII have been met or waived as provided in Article VII at or prior to the Closing, at the offices of Gray Cary Ware & Freidenrich, 400 Hamilton Avenue, Palo Alto, CA 94301 unless another date or place is agreed to in writing by Aspect and Cadis.

        Section 1.3 Effects of the Merger.
                    ---------------------

                (a) At the Effective Time (i) the separate existence of Sub shall cease, and Sub shall be merged with and into Cadis (the "Surviving Corporation"), (ii) the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. (Sub and Cadis are sometimes referred to herein as the "Constituent Corporations".")

                (b) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

        Section 1.4    Directors and Officers. The directors and officers of Sub
                       ----------------------
immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each of whom will hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

                                   ARTICLE II


                          CONVERSION OF SECURITIES

        Section 2.1 Conversion of Capital Stock. As of the Effective Time, by
                    ---------------------------
virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Cadis or capital stock of Sub:

                (a)  Capital Stock of Sub. Each issued and outstanding share of
                     --------------------
the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation.

                (b)  Exchange Ratio for Cadis Capital Stock. Subject to Section
                     --------------------------------------
2.2, (i) each issued and outstanding share of Common Stock, $.01 par value, of Cadis ("Cadis Common Stock"), other than Dissenting Shares (as defined in
Section 2.4), shall be converted into the right to receive .081539 fully paid and nonassessable shares of Common Stock, $.001 par value, of Aspect ("Aspect Common Stock") and (ii) each issued and outstanding share of Preferred Stock, $.01 par value, of Cadis ("Cadis Preferred Stock"), other than Dissenting Shares, shall be converted into the right to receive fully paid and nonassessable shares of Aspect Common Stock at the rate of .092223 shares of Aspect Common Stock per share of Series B Preferred Stock, .099702 shares of Aspect Common Stock per share of Series C Preferred Stock, .126411 shares of Aspect Common Stock per share of Series D Preferred Stock, .150162 shares of Aspect Common Stock per share of Series E Preferred Stock, .180179 shares of Aspect Common Stock per share of Series F Preferred Stock and .021368 shares of Aspect Common Stock per share of Redeemable Preferred Stock of Cadis, each of which amounts shall be subject to adjustment to reflect any stock split or stock dividend effected between the date of this Agreement and the Effective Time.
All such shares of Cadis Common Stock and Cadis Preferred Stock (each "Cadis Capital Stock"), when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Aspect Common Stock and any cash in lieu of fractional shares of Aspect Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with this Article II.

                (c)  Cadis Stock Options. At the Effective Time, all then
                     -------------------
outstanding options to purchase Cadis Common Stock (the "Cadis Options") issued under Cadis's 1991 Stock Option Plan (the "Cadis Option Plan") not exercised as of the Effective Time will be assumed by Aspect in accordance with
Section 6.12.

        Section 2.2 Exchange of Certificates. The procedures for exchanging
                    ------------------------
outstanding shares of Cadis Capital Stock for Aspect Common Stock pursuant to the Merger are as follows:

                (a)  Exchange Agent. Promptly after Effective Time, Aspect shall
                     --------------
deposit with an exchange agent designated by Aspect (the "Exchange Agent"), for the benefit of the holders of shares of Cadis Capital Stock, for exchange in accordance with this Section 2.2, through the Exchange Agent, certificates representing the shares of Aspect Common Stock issuable pursuant to Section 2.1 less the Escrow Shares, as defined in Section 2.3 (such shares of Aspect Common Stock deposited with the Exchange Agent, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), in exchange for outstanding shares of Cadis Capital Stock.

                (b)  Exchange Procedures. As soon as reasonably practicable
                     -------------------
after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Cadis Capital Stock (each a "Certificate," and collectively, the "Certificates") whose shares were converted pursuant to
Section 2.1 into the right to receive shares of Aspect Common Stock (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Aspect and Cadis may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Aspect Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Aspect, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Aspect Common Stock which such holder has the right to receive pursuant to the provisions of Section 2.1(b) less such holder's pro rata portion of the Escrow Shares, and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of Cadis Capital Stock which is not registered in the transfer records of Cadis, a certificate representing the proper number of shares of Aspect Common Stock may be issued to a transferee if the Certificate representing such Cadis Capital Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Aspect Common Stock and cash in lieu of any fractional shares of Aspect Common Stock as contemplated by this Section 2.2.


                (c)  Distributions with Respect to Unexchanged Shares. No
                     ------------------------------------------------
dividends or other distributions declared or made after the Effective Time with respect to Aspect Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Aspect Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Aspect Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Aspect Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Aspect Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Aspect Common Stock.

                (d)  No Further Ownership Rights in Cadis Capital Stock. All
                     --------------------------------------------------
shares of Aspect Common Stock issued upon the surrender for exchange of shares of Cadis Capital Stock in accordance with the terms hereof (including any cash paid pursuant to subsection (c) or (e) of this Section 2.2 and the Escrow Shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Cadis Capital Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Cadis Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.2.

                (e)  No Fractional Shares. No certificate or scrip representing
                     --------------------
fractional shares of Aspect Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Aspect. Notwithstanding any other provision of this Agreement, each holder of shares of Cadis Capital Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Aspect Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Aspect Common Stock multiplied by the average of the last reported sale prices of Aspect Common Stock, as reported on the Nasdaq National Market (the "NNM"), on each of the ten (10) trading days immediately preceding the date of this Agreement.

                (f)  Termination of Exchange Fund. Any portion of the Exchange
                     ----------------------------
Fund which remains undistributed to the stockholders of Cadis for one year after the Effective Time shall be delivered to Aspect, upon demand, and any stockholders of Cadis who have not previously complied with this Section 2.2 shall thereafter look only to Aspect for payment of their claim for Aspect Common Stock, any cash in lieu of fractional shares of Aspect Common Stock, and any dividends or distributions with respect to Aspect Common Stock.

                (g)  No Liability. Neither Aspect nor Cadis shall be liable to
                     ------------
any holder of shares of Cadis Capital Stock or Aspect Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                (h)  Lost Certificates: In the event any Certificate shall have
                     -----------------
been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Aspect shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Aspect Common Stock issuable in exchange therefor pursuant to the provisions of Article II of this Agreement, together with cash, if any, in lieu of fractional shares in accordance with Section 2.2(e) hereof. The Board of Directors of Aspect may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Aspect an indemnity agreement against any claim that may be made against Aspect with respect to the Certificate alleged to have been lost, stolen or destroyed.

        Section 2.3 Escrow. At the Closing, Aspect will deduct from the number
                    ------
of shares of Aspect Common Stock deliverable to the stockholders of Cadis pursuant to Section 2.1(b) and will deposit into escrow (the "Escrow") certificates representing seven and one-half percent (7.5%) of the shares of Aspect Common Stock issuable to the stockholders of Cadis pursuant to Section 2.1(b) in the Merger on a pro rata basis (the "Escrow Shares"), or 115,125 shares in the aggregate. The Escrow Shares shall be held by U.S. Stock Transfer Corporation or such other party as Aspect and Cadis shall mutually determine (the "Escrow Agent) in accordance with and subject to the provisions of an Escrow Agreement substantially in the form of Exhibit A hereto (the "Escrow Agreement"). The Escrow Shares shall be held as
   ---------
collateral for the indemnification obligations of the persons who were stockholders of Cadis immediately prior to the Effective Time under Article IX of this Agreement.

        Section 2.4 Appraisal Rights. Any shares of Cadis Capital Stock held
                    ----------------
by stockholders of Cadis who properly exercise and perfect the dissenters' appraisal rights set forth in Section 262 of the GCL ("Dissenting Shares") shall not be converted pursuant to Section 2.1 but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the provisions of the GCL. Cadis shall give Aspect prompt notice of any demand received by Cadis for appraisal of Cadis Capital Stock, and Aspect shall have the right to control all negotiations and proceedings with respect to such demand. Cadis agrees that, except with the prior written consent of Aspect or as required under the GCL, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each holder of Dissenting Shares (a "Dissenting Stockholder") who, pursuant to the provisions of the GCL, becomes entitled to payment of the value of shares of Cadis Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to the provisions of the GCL). In the event that any holder of shares of Cadis Capital Stock fails to make an effective demand for payment or otherwise loses his or her status as a Dissenting Stockholder, Aspect shall, as of the later of the Effective Time or the occurrence of such event, issue and deliver, upon surrender by such Dissenting Stockholder of its Certificate or Certificates, the shares of Aspect Common Stock and any cash payment in lieu of fractional shares, in each case without interest thereon, to which such Dissenting Stockholder would have been entitled under Section 2.1 (less such Dissenting Stockholder's pro rata portion of the Escrow Shares).


                                  ARTICLE III


                  REPRESENTATIONS AND WARRANTIES OF CADIS

     In this Agreement, any reference to a "Material Adverse Effect with respect to any entity or group of entities means a material adverse effect on the business, assets (including intangible assets), financial condition, prospects, or results of operations of such entity and its subsidiaries, taken as a whole.

     In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of its directors, officers, and other management level employees reasonably believed to have knowledge of such matters.

     In this Agreement, any reference to the "prospects" of Cadis or its business, or to Cadis's business "as proposed to be conducted," means such prospects or business without taking into account the effects of the Merger or any changes to Cadis's business that are initiated by Aspect thereafter.

     As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     Except as disclosed in the disclosure schedule provided to Aspect on or before the date of this Agreement (the "Cadis Disclosure Schedule), Cadis represents and warrants to Aspect as follows:

        Section 3.1 Organization, Standing and Power. Each of Cadis and its
                    --------------------------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted and as currently proposed to be conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its operations requires such qualification, except where the failure to so qualify has not and will not have a Material Adverse Effect on Cadis. Cadis has delivered true and correct copies of the Certificate of Incorporation and Bylaws of Cadis and each of its Subsidiaries, each as amended to date, to Aspect. Neither Cadis nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation, Bylaws or other charter documents. Except as set forth on the Cadis Disclosure Schedule, Cadis does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

        Section 3.2 Cadis Capital Structure.
                    -----------------------

                (a) The authorized capital stock of Cadis consists of 15,000,000 shares of Cadis Common Stock and 11,356,579 shares of Cadis Preferred Stock, of which 2,000,000 shares are designated Series B Preferred Stock, 2,592,593 shares are designated Series C Preferred Stock, 884,615 shares are designated Series D Preferred Stock, 1,753,666 shares are designated Series E Preferred Stock, 2,140,000 shares are designated Series F Preferred Stock and 1,985,705 shares are designated Redeemable Preferred Stock. As of the date hereof, 2,025,100 shares of Cadis Common Stock and 2,000,000 shares of Series B Preferred Stock, 2,592,593 shares of Series C Preferred Stock, 884,615 shares of Series D Preferred Stock, 1,753,666 shares of Series E Preferred Stock, 2,140,000 shares of Series F Preferred Stock and 1,985,705 shares of Redeemable Preferred Stock of Cadis are issued and outstanding and held of record by those persons set forth on the Cadis Disclosure Schedule. The Cadis Disclosure Schedule sets forth the number of shares of Cadis Common Stock into which shares of Cadis Preferred Stock held by each holder of such Preferred Stock will be convertible as of the Effective Time. All such outstanding shares of Cadis Common Stock and Cadis Preferred Stock have been duly authorized, validly issued, fully paid and are nonassessable, have been issued in compliance with all applicable federal and state securities laws, and, except as set forth on the Cadis Disclosure Schedule, are subject to no preemptive rights or rights of first refusal created by statute, the charter documents of Cadis or any agreement to which Cadis is a party or by which it is bound. As of the date hereof, 4,200,000 shares of Cadis Common Stock are reserved for issuance under the Cadis Option Plan, of which 1,456,603 shares are subject to outstanding options held by those persons set forth in the Cadis Disclosure Schedule.

                (b) Except as set forth in this Section 3.2 or the Cadis Disclosure Schedule, there are (i) no equity securities of any class of Cadis, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights, or other commitments or agreements of any character to which Cadis is a party or by which it is bound obligating Cadis to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of Cadis or obligating Cadis to grant, extend, accelerate the vesting of, change the exercise price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on the Cadis Disclosure Schedule, there are no contracts, commitments or agreements relating to voting, purchase or sale of Cadis's capital stock (i) between or among Cadis and any of its stockholders or (ii) to Cadis's knowledge, between or among any of Cadis's stockholders.

        Section 3.3 Authority; Required Filings and Consents
                    ----------------------------------------

                (a) Cadis has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Cadis, subject only to the approval of the Merger by Cadis's stockholders under the GCL. This Agreement and all other documents expressly required to be executed and delivered by Cadis hereunder, including the Certificate of Merger (collectively, the "Transaction Documents"), have been or will be duly executed and delivered by Cadis and constitute or will constitute the valid and binding obligations of Cadis, enforceable against Cadis in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity .

                (b) The execution and delivery by Cadis of this Agreement and the other Transaction Documents to which it is or will be a party do not, and the consummation of the transactions contemplated hereby and thereby will not,
(i) conflict with, or result in any violation or breach of any provision of, the Certificate of Incorporation or Bylaws of Cadis, (ii) result in any violation or breach of or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, any note, mortgage, indenture, lease, contract or other agreement or obligation to which Cadis is a party or by which Cadis or any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Cadis or any of its properties or assets.

                (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Cadis in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the GCL, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent or materially alter or delay any of the transactions contemplated by this Agreement or has or will have have a Material Adverse Effect on Cadis.

        Section 3.4 Financial Statements. Cadis has delivered to Aspect (i) its
                    --------------------
audited financial statements for each of the years ended December 31, 1994, 1995, and 1996, and (ii) its unaudited financial statements, including statements of operations and cash flows and balance sheet data, for the nine-month period ended September 30, 1997 (collectively, the "Cadis Financial Statements"). The Cadis Financial Statements are correct in all material respects and were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except that the unaudited Cadis Financial Statements do not contain footnotes. The Cadis Financial Statements present fairly the financial position of Cadis as of the respective dates and the results of its operations and cash flows for the periods indicated, subject to normal year-end adjustments in the case of the unaudited Cadis Financial Statements. Cadis maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

        Section 3.5 Absence of Undisclosed Liabilities. Cadis does not have any
                    ----------------------------------
liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, other than (i) liabilities reflected or provided for on the balance sheet as of September 30, 1997 (the "Cadis Balance Sheet") contained in the Cadis Financial Statements, (ii) liabilities specifically described in this Agreement or the Cadis Disclosure Schedule, and (iii) normal or recurring liabilities incurred since September 30, 1997 in the ordinary course of business consistent with past practices.

        Section 3.6 Absence of Certain Changes or Events. Since September 30,
                    ------------------------------------
1997, Cadis has conducted its business in the ordinary course and in a manner consistent with past practices and, since such date, Cadis has not:

                (a) suffered any event or occurrence that has had a Material Adverse Effect on Cadis;

                (b) suffered any damage, destruction or loss, whether covered by insurance or not, which in the aggregate has had a Material Adverse Effect on Cadis;

                (c) granted any material increase in the compensation payable or to become payable by Cadis to its officers or employees other than increases in the ordinary course of business to employees who are not officers;

                (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares;

                (e) issued any shares of its capital stock or any warrants, rights, or options for, or entered into any commitment relating to such capital stock;

                (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates;

                (g) sold, leased, abandoned or otherwise disposed of any real property, machinery, equipment or other operating property other than in the ordinary course of business;

                (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset except for end-user license transactions entered into in the ordinary course of its business pursuant to Cadis's standard forms of license agreement;

                (i) entered into any material commitment or transaction (including without limitation any borrowing) other than commitments or transactions entered into in the ordinary course of business that are not reasonably likely to have a Material Adverse Effect on Cadis;

                (j) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except for liens for current taxes not yet due and purchase money security interests incurred in the ordinary course of business;

                (k) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $25,000, or, in the aggregate, in excess of $100,000;

                (l) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its officers, directors or stockholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business;

                (m) agreed to take any action described in this Section 3.6 or which would constitute a breach of any of the representations or warranties of Cadis contained in this Agreement; or

                (n) except as disclosed in the Cadis Disclosure Schedule, taken any other action that would have required the consent of Aspect pursuant to
Section 5.1 of this Agreement (and which has not been obtained) had such action occurred after the date of this Agreement.

        Section 3.7 Taxes.
                    -----

                (a) For purposes of this Agreement, a "Tax" or, collectively, "Taxes", means any and all material federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                (b) Cadis has accurately prepared and timely filed all returns, estimates, information statements and reports required to be filed with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable to Cadis or its operations and such Returns are true and correct in all respects and have been completed in all respects in accordance with applicable law.

                (c) Cadis, as of the Closing Date, (i) will have paid all Taxes it is required to pay prior to the Closing Date and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

                (d) There is no Tax deficiency outstanding or assessed or proposed against Cadis that is not reflected as a liability on the Cadis Balance Sheet or set forth on the Cadis Disclosure Schedule, nor has Cadis executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

                (e) Cadis has no liabilities for unpaid Taxes that have not been accrued for or reserved on the Cadis Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                (f) Cadis is not a party to any tax-sharing agreement or similar arrangement with any other party, or any contractual obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any Tax.

        Section 3.8 Tangible Assets and Real Property.
                    ---------------------------------
                (a) Cadis owns or leases all tangible assets and properties which are necessary for the conduct of its business as currently conducted or which are reflected on the Cadis Balance Sheet or acquired since the date of the Cadis Balance Sheet (the "Material Tangible Assets"). The

Material Tangible Assets are in good operating condition and repair. Cadis has good and marketable title to all Material Tangible Assets that it owns (except properties, interests in properties and assets sold or otherwise disposed of since the date of the Cadis Balance Sheet in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except as reflected in the Cadis Financial Statements and except for liens for current taxes not yet due and payable. Assuming the due execution and delivery thereof by the other parties thereto, all leases of Material Tangible Assets to which Cadis is a party are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity. The Cadis Disclosure Schedule sets forth a true and correct list of all such leases, and true and correct copies of all such leases have been provided to Aspect.

                (b) Cadis owns no real property. The Cadis Disclosure Schedule sets forth a true and complete list of all real property leased by Cadis. Assuming the due execution and delivery thereof by the other parties thereto, all such real property leases are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity. True and correct copies all such of real property leases have been provided to Aspect.

        Section 3.9 Intellectual Property.
                    ---------------------

                (a) Cadis owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks and copyrights, and any applications for and registrations of such patents, trademarks, trade names, service marks, and copyrights and all processes, formulas, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Cadis as currently conducted, or as currently proposed to be conducted, free and clear of all liens, claims or encumbrances (all of which are referred to as the "Cadis Intellectual Property Rights"). The foregoing representation as it relates to Licensed Intellectual Property (as defined below) is limited to Cadis's interest pursuant to licenses from third parties, each of which is in full force and effect, is valid, binding and enforceable and grants Cadis such rights to such intellectual property as are necessary to the business of Cadis as currently conducted or currently proposed to be conducted.

                (b) The Cadis Disclosure Schedule contains an accurate and complete description of (i) all patents and patent applications and all trademarks, trade names, service marks and registered copyrights included in the Cadis Intellectual Property Rights, including the jurisdictions in which each such Cadis Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed, (ii) all licenses and sublicenses, distribution agreements and other agreements to which Cadis is a party and pursuant to which any person is authorized to use any Cadis Intellectual Property Rights or has the right to manufacture, reproduce, market or exploit any product of Cadis (a "Cadis Product") or any adaptation, translation or derivative work based on any Cadis Product or any portion thereof, other than nonexclusive end-user licenses entered into in the ordinary course of business pursuant to Cadis's standard forms of license agreement, (iii) all material licenses, sublicenses and other agreements to which Cadis is a party and pursuant to which Cadis is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("Licensed Intellectual Property"), which is used in the manufacture of, incorporated in or forms a part of any Cadis Product (other than licenses for off-the-shelf software used in the conduct of Cadis's business), (iv) all joint development agreements to which Cadis is a party, and (v) all agreements with Governmental Entities or other third parties pursuant to which Cadis has obtained funding for research and development activities.

                (c) Cadis is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Cadis Intellectual Property Rights or Licensed Intellectual Property.

                (d) All patents and registered trademarks, service marks and copyrights claimed by or issued to Cadis which relate to any Cadis Product are valid and subsisting. The manufacturing, marketing, licensing or sale of any Cadis Product does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party. Cadis (i) has not received notice that it has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and (ii) has no knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Cadis Intellectual Property Rights or Licensed Intellectual Property.

                (e) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporated, embodied or reflected in any Cadis Product at any stage of its development (the "Cadis Components") were written, developed and created solely and exclusively by (i) employees of Cadis without the assistance of any third party or (ii) third parties who assigned ownership of their rights with respect thereto to Cadis by means of valid and enforceable agreements, which are listed and described in the Cadis Disclosure Schedule and copies of which have been provided to Aspect. Cadis has at all times used commercially reasonable efforts to protect its trade secrets and has not acted in such a manner as to cause the loss of such trade secrets by their release into the public domain.

                (f) Each person currently or formerly employed by Cadis (including independent contractors, if any) that has or had access to confidential information of Cadis has executed and delivered to Cadis a confidentiality and non-disclosure agreement in one of the forms previously provided to Aspect. Neither the execution or delivery of any such agreement by any such person, nor the carrying on of Cadis's business as currently conducted and as currently proposed to be conducted, has or will conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which any of such persons is obligated.

        Section 3.10 Bank Accounts. The Cadis Disclosure Schedule sets forth the
                     -------------
names and locations of all banks and other financial institutions at which Cadis maintains accounts of any nature, the type of accounts maintained at each such institution and the names of all persons authorized to draw thereon or make withdrawals therefrom.

        Section 3.11 Contracts.
                     ---------

                (a) Except as set forth in the Cadis Disclosure Schedule, Cadis is not a party or subject to any agreement, obligation or commitment, written or oral:

                        (i) that calls for any fixed or contingent payment or expenditure or any related series of fixed or contingent payments or expenditures by or to Cadis totaling more than $50,000 in any twelve-month period;

                        (ii) with agents, advisors, salesmen, sales representatives, independent contractors or consultants other than those that are not cancelable by it on no more than thirty (30) days' notice and without liability, penalty or premium;

                        (iii) that restricts Cadis from carrying on anywhere in the world its business or any portion thereof as currently conducted;

                        (iv) to provide funds to or to make any investment in any other person or entity (in the form of a loan, capital contribution or otherwise);

                        (v) with respect to obligations as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person or entity;

                        (vi) for any line of credit, standby financing, revolving credit or other similar financing arrangement; or

                        (vii) with any distributor, original equipment manufacturer, value added remarketer or other person for the distribution of any of the Cadis Products.

                (b) No party to any such contract, agreement or instrument has expressed its intention to any officer of Cadis to cancel, withdraw, modify or amend such contract, agreement or instrument, nor does Cadis otherwise know of such an intention.

                (c) Cadis is not in default under or in breach or violation of, nor is there any valid basis for any claim of default by Cadis under, or breach or violation by Cadis of, any material contract, commitment or restriction to which Cadis is a party or by which Cadis or any of its properties or assets is bound or affected. To Cadis's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under, or any breach or violation by any other party of, any material contract, commitment, or restriction to which Cadis is a party or by which Cadis or any of its properties or assets is bound or affected. Cadis has no reason to believe that it will not be able to comply with the terms or conditions of any material contract to which it is a party without a material increase in its technical or personnel resources allocated to such contract compared to the resources budgeted by Cadis as of the date of this Agreement or any other material increase in the cost of satisfying any covenants or conditions under such contract compared to the costs budgeted by Cadis as of the date of this Agreement.

        Section 3.12 Labor Difficulties. Cadis is not engaged in any unfair
                     ------------------
labor practice or in violation of any applicable laws respecting employment, employment practices or terms and conditions of employment. There is no unfair labor practice complaint against Cadis pending or threatened before any Governmental Entity. There is no strike, labor dispute, slowdown, or stoppage pending or threatened against Cadis. Cadis is not now and has never been subject to any union organizing activities. Cadis has not experienced any work stoppage or other labor difficulty.

        Section 3.13 Trade Regulation. Except as set forth in the Cadis
                     ----------------
Disclosure Schedule, Cadis has not terminated its relationship with or refused to ship Cadis Products to any dealer, distributor, third party marketing entity or customer which had theretofore paid or been obligated to pay Cadis in excess of $10,000 over any consecutive twelve (12) month period. All of the prices charged by Cadis in connection with the marketing or sale of any of its products or services have been in compliance with all applicable laws and regulations. No claims have been asserted or, to Cadis's knowledge, threatened against Cadis with respect to the wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, to Cadis's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim.

        Section 3.14 Environmental Matters.
                     ---------------------

                (a) As of the date hereof, except as set forth in the Cadis Disclosure Schedule, no material amount of any substance that has been designated by applicable law or regulation to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, excluding office, janitorial and similar substances (a "Hazardous Material"), is present, as a result of the actions of Cadis or, to Cadis's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Cadis has at any time owned, operated, occupied or leased. To the knowledge of Cadis, no underground storage tanks are present under any property that Cadis has at any time owned, operated, occupied or leased.

                (b) At no time has Cadis transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials (collectively, "Hazardous Materials Activities") in violation of any law, rule, regulation or treaty promulgated by any Governmental Entity which has had or is likely to have a Material Adverse Effect on Cadis.

                (c) Cadis currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its business as such businesses is currently being conducted, the absence of which would have a Material Adverse Effect on Cadis.

                (d) No action, proceeding, writ, injunction or claim is pending or, to the knowledge of Cadis, threatened concerning any Environmental Permit or any Hazardous

Materials Activity of Cadis. Cadis is not aware of any fact or circumstance which could reasonably be expected to involve Cadis in any environmental litigation or impose upon Cadis any liability concerning Hazardous Materials Activities which would have a Material Adverse Effect on Cadis.

        Section 3.15 Employee Benefit Plans.
                     ----------------------

                (a) Cadis has set forth in the Cadis Disclosure Schedule (i) all employee benefit plans, (ii) all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and (iii) all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Cadis (individually, a "Cadis Employee Plan," and collectively, the "Cadis Employee Plans").

                (b) With respect to each Cadis Employee Plan, Cadis has made available to Aspect a true and correct copy of (i) such Cadis Employee Plan and
(ii) each trust agreement and group annuity contract, if any, relating to such Cadis Employee Plan.

                (c) With respect to the Cadis Employee Plans, individually and in the aggregate, no event has occurred, and there exists no condition or set of circumstances in connection with which Cadis could be subject to any liability which would have a Material Adverse Effect on Cadis.

                (d) With respect to the Cadis Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements or books of Cadis which would have a Material Adverse Effect on Cadis.

                (e) Cadis is not a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of Cadis, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Cadis of the nature contemplated by this Agreement, (iii) agreement with any officer of Cadis providing any term of employment or compensation guarantee or for the payment of compensation in excess of $100,000 per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

        Section 3.16 Compliance with Laws. Cadis has complied with, is not in
                     --------------------
violation of, and has not received any notices of violation with respect to, any statute, law or regulation applicable to the ownership or operation of its business.

        Section 3.17 Employees and Consultants. The Cadis Disclosure Schedule
                     -------------------------
contains a list of the names of all employees and consultants of Cadis as of the date of this Agreement and their salaries or wages, other compensation, dates of employment and positions.

        Section 3.18 Litigation. Except as set forth on the Cadis Disclosure
                     ----------
Schedule, there is no action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal or, to Cadis's knowledge, threatened against Cadis or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree or order against Cadis or, to its knowledge, any of its directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Cadis. All litigation to which Cadis is a party (or, to its knowledge, threatened to become a party) is disclosed in the Cadis Disclosure Schedule.

        Section 3.19 Restrictions on Business Activities. There is no agreement,
                     -----------------------------------
judgment, injunction, order or decree binding upon Cadis which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Cadis or the conduct of business by Cadis as currently conducted or as currently proposed to be conducted.

        Section 3.20 Governmental Authorization. Cadis has obtained each
                     --------------------------
governmental consent, license, permit, grant or other authorization of a Governmental Entity that is required for the operation of the business of Cadis (collectively, the "Cadis Authorizations"), and all of such Cadis
Authorizations are in full force and effect.

        Section 3.21 Insurance. Cadis has insurance policies of the type and in
                     ---------
amounts customarily carried by persons conducting businesses or owning assets similar to those of Cadis. The Cadis Disclosure Schedule contains a list and description of all such policies. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid, and Cadis is otherwise in compliance with the terms of such policies. Cadis has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        Section 3.22 Pooling of Interests. Neither Cadis nor, to its knowledge,
                     --------------------
any of its directors, officers or stockholders has taken any action which would interfere with Aspect's ability to account for the Merger as a pooling of interests.

        Section 3.23 Interested Party Transactions.
                     -----------------------------

                (a) Except as set forth on the Disclosure Schedule, no director, officer or stockholder of Cadis has any interest in (i) any material equipment or other material property or asset, real or personal, tangible or intangible, including, without limitation, any of the Cadis Intellectual Property Rights, used in connection with or pertaining to the business of Cadis,
(ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of any of the Cadis Products, (iii) any entity that competes with Cadis, or with which Cadis is affiliated or has a business relationship, or (iv) any material agreement, obligation or commitment, written or oral, to which Cadis is a party; provided, however, that no such
                                            -----------------
person shall be deemed to have such an interest solely by virtue of ownership of less than five percent (5%) of the outstanding stock or debt securities of any company whose stock or debt securities are traded on a recognized stock exchange or on the NNM.

                (b) Except as contemplated by the Transaction Documents or otherwise set forth in the Cadis Disclosure Schedule, Cadis is not a party to any (i) agreement with any officer or other employee of Cadis the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Cadis in the nature of any of the transactions contemplated by this Agreement, or (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

        Section 3.24 No Existing Discussions. As of the date hereof, Cadis is
                     -----------------------
not engaged, directly or indirectly, in any discussions or negotiations with any party other than Aspect with respect to an Acquisition Proposal (as defined in Section 6.1).

        Section 3.25 Real Property Holding Corporation. Cadis is not a "United
                     ---------------------------------
States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

        Section 3.26 Corporate Documents. Cadis has furnished to Aspect, or its
                     -------------------
representatives, for its examination (i) its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the Board of Directors and any committees thereof and (ii) all permits, orders, and consents issued by any Governmental Entity with respect to Cadis. The corporate minute books and other corporate records of Cadis are complete and accurate in all material respects for the period after October 31, 1991, and the signatures of all officers and directors of Cadis and, to its knowledge, the signatures of all stockholders and other persons appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in material compliance with the laws of the applicable jurisdiction. Cadis has delivered or made available to Aspect or its representatives true and complete copies of all documents which are referred to in this Article III or in the Cadis Disclosure Schedule.

        Section 3.27 Information Statement. The information supplied by Cadis
                     ---------------------
for inclusion in the information statement to be sent to the stockholders of Cadis in connection with their approval of the Merger (the "Information Statement") shall not, on the date the Information Statement is first mailed to Cadis stockholders, and at the Effective Time, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. If any at time prior to the Effective Time any event of information should be discovered by Cadis which should be set forth in an amendment to the

Information Statement, Cadis shall promptly inform Aspect and Sub and shall communicate such information to the Cadis stockholders in an appropriate manner. Notwithstanding the foregoing, Cadis makes no representation, warranty or covenant with respect to any information supplied by Aspect which is contained in any of the foregoing documents.

        Section 3.28 No Misrepresentation. No representation or warranty by
                     --------------------
Cadis in this Agreement, or any written statement, certificate or schedule furnished or to be furnished by or on behalf of Cadis pursuant to this Agreement, when taken together, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV


               REPRESENTATIONS AND WARRANTIES OF ASPECT AND SUB

     Except as set forth in the disclosure schedule delivered by Aspect to Cadis on or before the date of this Agreement (the "Aspect Disclosure Schedule"), Aspect and Sub represent and warrant to Cadis as follows:

        Section 4.1 Organization. Each of Aspect, Sub and Aspect's Subsidiaries
                    ------------
is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Aspect. Except as set forth in the Aspect SEC Reports (as defined in Section 4.4) or the Aspect Disclosure Schedule, neither Aspect nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity.

        Section 4.2 Aspect Capital Structure.
                    ------------------------

                (a) The authorized capital stock of Aspect consists of 20,000,000 shares of Aspect Common Stock and 2,000,000 shares of Preferred Stock, $.001 par value ("Aspect Preferred Stock"). As of September 30, 1997:
(i) 12,932,885 shares of Aspect Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Aspect Common Stock were held in the treasury of Aspect or by Subsidiaries of Aspect;
(iii) 2,473,312 shares of Aspect Common Stock were reserved for issuance pursuant to stock options granted and outstanding under Aspect's stock option plans (the "Aspect Option Plans"), and rights outstanding under Aspect's Employee Stock Purchase Plan (the "Aspect Purchase Plan"). No material change in such capitalization has occurred between September 30, 1997 and the date of this Agreement. As of the date of this Agreement, none of the shares of Aspect Preferred Stock are issued and outstanding. All shares of Aspect Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of Sub are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Aspect free and clear of all security interests, liens, claims, pledges, agreements, limitations on Aspect's voting rights, charges or other encumbrances of any nature.

                (b) Except as set forth in this Section 4.2 or as reserved for future grants of options under the Aspect Option Plans or the Aspect Purchase Plan (as more fully described in the Aspect SEC Reports), there are (i) no equity securities of any class of Aspect, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights or other commitments or agreements of any character to which Aspect is a party or by which it is bound obligating Aspect to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed any equity securities of Aspect or obligating Aspect to grant, extend, accelerate the vesting of, change the exercise price of or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

                (c) The shares of Aspect Common Stock to be issued pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable and, assuming the truthfulness of the representations and warranties of Cadis's stockholders set forth in the Affiliate Agreement (as defined in Section 6.11 hereof) and the Stockholder Agreement (as defined in Section 7.2(l) hereof), will be issued in compliance with the registration requirements of the Securities Act or a valid exemption therefrom.

        Section 4.3 Authority; No Conflict; Required Filings and Consents.
                    -----------------------------------------------------

                (a) Aspect and Sub have all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which they are or will be parties and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which Aspect or Sub is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Aspect and Sub, respectively. This Agreement and the other Transaction Documents to which Aspect and/or Sub are parties have been or will be duly executed and delivered by Aspect and/or Sub and constitute or will constitute the valid and binding obligations of Aspect and/or Sub, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally and general principles of equity.

                (b) The execution and delivery by Aspect and Sub of this Agreement and the other Transaction Documents to which they are or will be parties do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Aspect or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under, any note, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Aspect or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Aspect or Sub or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Material Adverse Effect on Aspect.

                (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Aspect or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the GCL, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent or materially alter or delay any of the transactions contemplated by this Agreement or be reasonably likely to have a Material Adverse Effect on Aspect.

        Section 4.4 SEC Filings; Financial Statements.
                    ---------------------------------

                (a) Aspect has timely filed and made available to Cadis all forms, reports and documents required to be filed by Aspect with the Securities and Exchange Commission (the "SEC") since June 30, 1996 other than registration statements on Form S-8 (collectively, the "Aspect SEC Reports"). The Aspect SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Aspect SEC Reports or necessary in order to make the statements in such Aspect SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Aspect's Subsidiaries is required to file any forms, reports or other documents with the SEC.

                (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Aspect SEC Reports, including any Aspect SEC Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and presented fairly or will present fairly, in all material respects, the consolidated financial position of Aspect and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited consolidated balance sheet of Aspect as of September 30, 1997 is referred to herein as the "Aspect Balance Sheet."

        Section 4.5 Absence of Certain Changes or Events. Since September 30,
                    ------------------------------------
1997, there has been no material adverse change in the business, assets, financial condition or results of operations of Aspect, and Aspect has conducted its business in the ordinary course and in a manner consistent with past practices. Since September 30, 1997, Aspect has not agreed to take any action outside the ordinary course of business or that would constitute a breach of any of the representations or warranties of Aspect contained in this Agreement.

        Section 4.6 Pooling of Interests. Neither Aspect nor, to its knowledge,
                    --------------------
any of its directors, officers, or stockholders has taken any action which would interfere with Aspect's ability to account for the Merger as a pooling of interests.

        Section 4.7 Interim Operations of Sub. Sub was formed solely for the
                    -------------------------
purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.


                                   ARTICLE V


                              CONDUCT OF BUSINESS

        Section 5.1 Covenants of Cadis. During the period from the date of this
                    ------------------
Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Cadis agrees (except to the extent that Aspect shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due (subject to good faith disputes with respect to such obligations), and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees (except in the case of pending terminations of officers or key employees as to which Aspect has been notified by Cadis as of the date hereof, or as to which Aspect has notified Cadis prior to the Closing Date as to its intention to terminate such person) and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. Cadis shall promptly notify Aspect of any event or occurrence not in the ordinary course of business of Cadis where such event or occurrence would result in a breach of any covenant of Cadis set forth in this Agreement or cause any representation or warranty of Cadis set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Except as expressly contemplated by this Agreement, Cadis shall not, without the prior written consent of Aspect:

                (a) Grant or accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of Cadis or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement ;

                (b) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Cadis Intellectual Property Rights other than in the ordinary course of business consistent with past practices;

                (c) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

                (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Cadis Common Stock upon the exercise or conversion of Cadis Options or Cadis Preferred Stock outstanding as of the date of this Agreement;

                (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets other than acquisitions involving aggregate consideration of not more than $75,000;

                (f) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Cadis, except for transactions entered into in the ordinary course of business;

                (g) Take any action to (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, except in accordance with past practices, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                (h) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business;

                (i) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit consistent with past practice;

                (j) Amend or propose to amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement;

                (k) Incur or commit to incur any individual capital expenditure in excess of $25,000 or aggregate capital expenditures in excess of $75,000, in addition to the existing commitments set forth in the Cadis Disclosure Schedule;
(l) Enter into any agreements or amendments to existing agreements pursuant to which any third party is granted exclusive marketing or distribution rights with respect to any Cadis Product;

                (m) Through November 26, 1997, make any sales proposal or enter into any sales contract;

                (n) Amend or terminate any contract, agreement or license to which it is a party, except in the ordinary course of business;

                (o) Waive or release any material right or claim, except in the ordinary course of business;

                (p)  Initiate any litigation or arbitration proceeding; or

                (q) Take or agree to take, in writing or otherwise, any of the actions described in paragraphs (a) through (p) above, or any action which is reasonably likely to make any of Cadis's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time, provided that Aspect expressly acknowledges and agrees that, notwithstanding any other provision of this Agreement, in the event Aspect denies Cadis's request that it consent to any action described in paragraphs (a) through (q) of this Section 5.1, including but not limited to an action described in paragraph (m), Cadis's failure to take the requested action shall not, by itself, give rise to a breach of this Agreement by Cadis, notwithstanding any Material Adverse Effect on Cadis resulting from the failure to take such action.

        Section 5.2 Covenants of Aspect. During the period from the date of this
                    -------------------
Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Aspect agrees (except to the extent that Cadis shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. Aspect shall promptly notify Cadis of any event or occurrence not in the ordinary course of business of Aspect where such event or occurrence would result in a breach of any covenant of Aspect set forth in this

Agreement or cause any representation or warranty of Aspect set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence.

        Section 5.3 Cooperation. Subject to compliance with applicable law, from
                    -----------
the date hereof until the Effective Time, each of Aspect and Cadis shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby.


                                   ARTICLE VI


                             ADDITIONAL AGREEMENTS

        Section 6.1 No Solicitation.
                    ---------------

                (a) During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, Cadis shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Cadis, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal.

                (b) Cadis shall notify Aspect no later than twenty-four (24) hours after receipt by an officer of Cadis (or by any of Cadis's advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of Cadis by any person or entity that informs Cadis that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

        Section 6.2 Registration Rights.
                    -------------------

                (a) Aspect shall use all reasonable efforts to cause the shares of Aspect Common Stock issued in the Merger other than the Escrow Shares (the "Registrable Securities") to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall use all reasonable efforts to prepare and file with the SEC within forty-five (45) days following the Closing, and shall use all reasonable efforts to cause to become effective no later than ninety (90) days after the Effective Time, a registration statement (the "Registration Statement") on Form S-3 or on such other form as is then available under the Securities Act covering the Registrable Securities; provided, however, that each holder of
                                     -----------------
Registrable Securities ("Holder") shall provide all such information and materials to Aspect and take all such action as may be required in order to permit Aspect to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement. Such provision of information and materials is a condition precedent to the obligations of Aspect pursuant to this Section 6.2. Aspect shall not be required to effect more than one (1) registration under this Section 6.2. The offering made pursuant to such registration shall not be underwritten.

                (b) Notwithstanding Section 6.2(a), Aspect shall be entitled to postpone the declaration of effectiveness of the Registration Statement prepared and filed pursuant to Section 6.2(a) for a reasonable period of time up to forty-five (45) calendar days after the deadline therefore set forth in Section 6.2(a), if the Board of Directors of Aspect, acting in good faith, determines that there exists material nonpublic information about Aspect which the Board does not wish to disclose in a registration statement, which information would otherwise be required by the Securities Act to be disclosed in the Registration Statement to be filed pursuant to Section 6.2(a) above. Aspect shall have the right to extend such 45-day postponement upon the written consent of the Stockholder Representative (as defined in Section 9.6 hereof); provided,
                                                               --------
however, that Aspect will use all reasonable efforts to limit the extension to
-------
as short a period as possible. In each case, Aspect shall furnish the Stockholder Representative with a written notice summarizing in reasonable detail the material nonpublic information upon which the postponement or extension of such postponement is based, which information the Stockholder Representative shall treat as confidential.

                (c) Subject to the limitations of Section 6.2(b) above, Aspect shall (i) prepare and file with the SEC the Registration Statement in accordance with Section 6.2(a) hereof with respect to the shares of Registrable Securities and shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after filing and to keep the Registration Statement effective until one (1) year after the Effective Time; and (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in the Registration Statement until one (1) year after the Effective Time, (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while Aspect shall be required under the provisions hereof to cause the Registration Statement to remain current.

                (d) Notwithstanding any other provision of this Section 6.2 but subject to Section 6.2(e), Aspect shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Securities whenever, and for so long as, in the reasonable judgment of Aspect in good faith after consultation with counsel, there is or may be in existence material undisclosed information or events with respect to Aspect (the "Suspension Right"). In the event Aspect exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to Aspect and its stockholders or until such time as the information or event is no longer material, each as determined in good faith by Aspect after consultation with counsel. Aspect will promptly give the Stockholder Representative notice of any such suspension, summarizing in reasonable detail the information or events on which such suspension is based, provided that the
                                                             --------
Stockholder Representative shall maintain the confidentiality of the contents of such summary. Aspect will use all reasonable efforts to limit the length of the suspension to thirty (30) calendar days or less. Aspect agrees to notify the Stockholder Representative promptly upon termination of the suspension.

                (e) If any Holder shall propose to sell any Registrable Securities pursuant to the Registration Statement, it shall notify the Chief Financial Officer of Aspect of its intent to do so (including the proposed manner and timing of all sales) at least two (2) full trading days prior to such sale, and the provision of such notice to Aspect shall conclusively be deemed to reestablish and reconfirm an agreement by such Holder to comply with the registration provisions set forth in this Agreement. Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by such Holder expressly for inclusion in the Registration Statement (as such information may have been superseded by information provided subsequently) is accurate as of the date of such notice. At any time within such two-trading-day period, Aspect may refuse to permit the Holder to resell any Registrable Securities pursuant to the Registration Statement; provided, however, that in order to exercise this right, Aspect must
           -----------------
deliver a certificate in writing to the Holder to the effect that a delay in such sale is necessary because a sale pursuant to the Registration Statement in its then current form without the addition of material, non-public information about Aspect could constitute a violation of the federal securities laws; and provided further, that Aspect will use all reasonable efforts to limit the delay
----------------
to as short a period as practicable and agrees to notify the Holder promptly upon termination of the suspension. Notwithstanding the foregoing, Aspect will ensure that in any event the Holders shall have at least twenty (20) trading days (prorated for partial quarters) available to sell Registrable Securities during each calendar quarter (or portion thereof) after the effectiveness of the Registration Statement until the first anniversary of the Effective Time. For any offer or sale of any of the Registrable Securities by a Holder in a transaction that is not exempt under the Securities Act, the Holder, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of Aspect covering the Registrable Securities in the form furnished to the Holder by Aspect to the purchaser of any of the Registrable Securities on or before the settlement date for the purchase of such Registrable Securities.

                (f) Aspect will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any registration, qualification or compliance effected pursuant to this Section 6.2, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or any alleged violation by Aspect of any rule or regulation promulgated under the Securities Act or the Exchange Act in connection with any such registration, qualification or compliance, and Aspect will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that Aspect will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Aspect by such Holder or controlling person and specifically for use therein.

                (g) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify Aspect, each of its directors and officers, each person who controls Aspect within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Aspect, such other Holders, directors, officers, persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Aspect by such Holder specifically for use therein.

                (h) Each party entitled to indemnification under Section 6.2(f) or 6.2(g) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party
                                 -----------------
(together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to differing or potentially differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section 6.2(f) or 6.2(g) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                (i) Aspect shall pay all of the out-of-pocket expenses, other than underwriting discounts and commissions, if any, incurred in connection with any registration of Registrable Securities pursuant to this Section 6.2, including, without limitation, all registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Aspect's outside counsel and independent accountants.

        Section 6.3 Consents. Each of Aspect and Cadis shall use all reasonable
                    --------
efforts to obtain all necessary consents, waivers and approvals under any of Aspect's or Cadis's material agreements, contracts, licenses or leases as may be necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement.

        Section 6.4 Nasdaq Quotation. Aspect agrees to continue the quotation of
                    ----------------
Aspect Common Stock on the NNM during the term of this Agreement.

        Section 6.5 Access to Information. Upon reasonable notice, Cadis shall
                    ---------------------
afford to the officers, employees, accountants, counsel and other representatives of Aspect, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Cadis shall furnish promptly to Aspect or its representatives all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will treat any such information which is nonpublic in confidence in accordance with the Joint Confidentiality Agreement dated October 31, 1997 (the "Confidentiality Agreement") between Aspect and Cadis, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. No information or knowledge obtained in any investigation pursuant to this Section 6.5 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

        Section 6.6 Information Statement; Other Filings; Board Recommendations.
                    -----------------------------------------------------------
Promptly after the execution of this Agreement, Cadis and Aspect will prepare the Information Statement, and Cadis will use its best efforts to distribute the Information Statement to the stockholders of Cadis within three business days after such execution. As promptly as practicable after the date of this Agreement, Cadis and Aspect will prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). The Information Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder, including Regulation D promulgated under the Securities Act. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Information Statement or any Other Filing, Cadis or Aspect, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to stockholders of Cadis, such amendment or supplement. The material submitted to Cadis's stockholders for purposes of soliciting such stockholders' consents to the Merger shall be subject to review and approval by Aspect and include information regarding Cadis, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of Cadis in favor of the Merger and this Agreement.

        Section 6.7 Legal Conditions to Merger. Each of Aspect and Cadis will
                    --------------------------
take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their Subsidiaries in connection with the Merger. Each of Aspect and Cadis will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other third party, required to be obtained or made by Cadis, Aspect or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement and to enable the Closing to occur no later than December 1, 1997, but in any event as promptly as practicable.

        Section 6.8 Public Disclosure. Aspect and Cadis shall consult with each
                    -----------------
other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by the rules of NNM (provided that in such case Aspect
                                               --------
shall use its best efforts to obtain Cadis's consent to such press release or statement, which consent will not be unreasonably withheld).

        Section 6.9 Tax-Free Reorganization. Aspect and Cadis shall each use its
                    -----------------------
best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. Aspect and Cadis agree to make, and Cadis agrees to use its best efforts to cause its stockholders to make, reasonable representations as requested by counsel to Aspect and Cadis with respect to the rendering of the opinions required pursuant to Section 7.1(f).

        Section 6.10 Identification of Affiliates. Concurrent with the execution
                     ----------------------------
and delivery of this Agreement, Aspect and Cadis will provide each other with a list of those persons who are, in Aspect's or Cadis's respective reasonable judgment, "affiliates" of Aspect or Cadis, respectively, within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"). (Each such person who is an "affiliate" of Aspect or Cadis within the meaning of Rule 145 is referred to herein as an "Affiliate.") Aspect and Cadis shall provide each other such information and documents as Cadis or Aspect shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date.

        Section 6.11 Pooling Accounting. Aspect and Cadis shall each use its
                     ------------------
best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Aspect and Cadis shall use its best efforts to cause its respective Affiliates (as defined in Section 6.10) not to take any action that would adversely affect the ability of Aspect to account for the business combination to be effected by the Merger as a pooling of interests.

Concurrent with the execution and delivery of this Agreement, Cadis shall deliver to Aspect from each of the Affiliates of Cadis, an executed Affiliate Agreement, in form and substance satisfactory to Aspect and Cadis, by which such Affiliate of Cadis or Aspect agrees to comply with the applicable requirements of Rule 145 and of the accounting requirements related to pooling of interests accounting treatment ("Affiliate Agreement"). Aspect shall be entitled to place appropriate legends on the certificates evidencing any Aspect Common Stock to be received by such Affiliates of Cadis pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Aspect Common Stock, consistent with the terms of the Affiliate Agreements.

        Section 6.12 Stock Options.
                     -------------

                (a) At the Effective Time, each outstanding Cadis Option, whether vested or unvested, shall be deemed to constitute an option (an "Assumed Option") to acquire, on the same terms and conditions as were applicable under the Cadis Option, such number of shares of Aspect Common Stock as the holder of such Cadis Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full (without regard to vesting) immediately prior to the Effective Time (rounded down to the nearest whole share), at a price per share (rounded up to the nearest whole cent) equal to (x) the aggregate exercise price of Cadis Common Stock otherwise purchasable pursuant to such Cadis Option immediately prior to the Effective Time divided by
(y) the number of full shares of Aspect Common Stock deemed purchasable pursuant to such Cadis Option in accordance with the foregoing.

                (b) As soon as practicable after the Effective Time, Aspect shall deliver to the participants in the Cadis Option Plan an appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to the Cadis Option Plan shall continue in effect on the same terms and conditions (subject only to the adjustments required by this Section 6.12 after giving effect to the Merger). Aspect shall comply with the terms of the Cadis Option Plan and ensure, to the extent required by and subject to the provisions of the Cadis Option Plan, that the Assumed Options representing assumed Cadis Options which qualified as incentive stock options prior the Effective Time continue to qualify as incentive stock options after the Effective Time.

                (c) Aspect shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Aspect Common Stock for delivery under the Assumed Options. As soon as practicable after the Effective Time, but in any event on or prior to the date on which Aspect publishes financial statements covering at least thirty (30) days' results of combined operations of Aspect and Cadis, Aspect shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of Aspect Common Stock subject to the Assumed Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses in connection therewith) for so long as the Assumed Options remain outstanding. With respect to those individuals who, subsequent to the Merger, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Aspect shall administer the Assumed Options in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Cadis Option Plan complied with such rule prior to the Merger.

        Section 6.13 Employee Stock Purchase Plan. Employees of Cadis as of the
                     ----------------------------
Effective Time shall be permitted to participate in the Aspect Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan.

        Section 6.14 Brokers or Finders. Each of Aspect and Cadis represents, as
                     ------------------
to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Hambrecht & Quist LLC, financial advisor to Cadis, whose fees will be paid by Cadis in accordance with Cadis's agreement with such firm (a copy of which has been delivered by Cadis to Aspect prior to the date of this Agreement), and BT Alex. Brown Incorporated, financial advisor to Aspect, whose fees and expenses will be paid by Aspect in accordance with Aspect's agreement with such firm (a copy of which has been delivered by Aspect to Cadis prior to the date of this Agreement), in each case subject to the provision of Section 6.16, and each of Aspect and Cadis agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

        Section 6.15 Additional Agreements; Reasonable Efforts. Subject to the
                     -----------------------------------------
terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

        Section 6.16 Expenses. The parties shall each pay their own legal,
                     --------
accounting and financial advisory fees and other out-of-pocket expenses related to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated. In the event the Merger is consummated, legal, accounting and financial advisory fees and expenses and other out-of-pocket expenses incurred by Cadis relating to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated, shall be borne by the Surviving Corporation. Cadis agrees that Aspect may submit an Indemnification Claim for a Aspect Loss (both as defined in Section 9.3) for the amount, if any, by which Cadis's legal, accounting and financial advisory fees relating to the transactions contemplated by this Agreement exceed $1,000,000 and that such claim shall be paid by the Escrow Agent without regard to and without affecting the Floor (as defined in Section 9.2(b)).

        Section 6.17 Voting Agreements. Concurrently with the execution and
                     -----------------
delivery of this Agreement, Cadis will cause the persons and entities listed on
Schedule 6.17 to execute Voting

Agreements in the form attached hereto as Exhibit B agreeing, among other
                                          ---------
things, to vote in favor of the Merger.

        Section 6.18 Noncompetition Agreements. In addition to the persons named
                     -------------------------
in Section 7.22(g), Cadis shall use reasonable efforts to assist Aspect in causing (i) Dan Ellis, (ii) Lila Peterson and (iii) each of the employees of Cadis performing software development, sales, professional and data services, product marketing and supply parterships and alliance functions, including, but not limited to, any employees in the organizations reporting to Mr. Ellis, George Heyworth, Bruce Jacquemard, Larry Lenhart and Bob Merlo to enter into a Noncompetition Agreement (as defined in Section 7.22(g)).

        Section 6.19 Updating Schedules. After execution of this Agreement and
                     ------------------
prior to the Effective Time, each of Cadis and Aspect will promptly supplement or amend their respective Disclosure Schedules to reflect any matter that, if existing, occurring or known on the date set forth or discussed in such Disclosure Schedules, should have been so disclosed, or which is necessary to correct any information in such Disclosure Schedules which was or has been rendered inaccurate thereby; provided, however, that for the purpose of
                             -----------------
determining the rights and obligations of the parties under this Agreement, any such supplemental or amended disclosure by either party shall not be deemed to have been disclosed as of the date hereof or to constitute part of or an amendment or supplement to such party's Disclosure Schedule or to cure any breach or inaccuracy of a representation or warranty unless so agreed to in writing by the other party, which agreement shall not be unreasonably withheld if such supplemental or amended disclosure is not reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect on the party making such disclosure.


                                  ARTICLE VII


                             CONDITIONS TO MERGER

        Section 7.1 Conditions to Each Party's Obligation to Effect the Merger.
                    ----------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

                (a) This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of the requisite number of outstanding shares of Cadis Capital Stock.

                (b) All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain or comply with would be reasonably likely to have a Material Adverse Effect on Aspect or Cadis or a Material Adverse Effect on the consummation of the transactions contemplated hereby shall have been filed, occurred or been obtained.

                (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Aspect's conduct or operation of the business of Aspect or Cadis after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

                (d) Aspect shall have received a letter from Ernst & Young, LLP dated within two business days prior to the Effective Time, regarding its concurrence with Aspect's management as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 and applicable SEC regulations and releases, if the Merger is consummated in accordance with this Agreement.

                (e) Cadis shall have received a letter from Arthur Andersen LLP, dated within two business days prior to the Effective Time, stating that it knows of nothing with respect to Cadis that would prohibit Aspect from accounting for the Merger as a pooling of interests.

                (f) Aspect shall have received a written opinion from its counsel, Gray Cary Ware & Freidenrich, and Cadis shall have received a written opinion from its counsel, Ireland, Stapleton, Pryor & Pascoe P.C., in form and substance reasonably satisfactory to both parties, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinions, counsel may rely upon reasonable representations and certificates of Aspect, Sub, Cadis and their respective directors, officers and stockholders.

                (g) At least three calendar days shall have passed since the date when all of the stockholders of Cadis who are not "accredited investors" as defined in Regulation D (the "Nonaccredited Cadis Stockholders") can reasonably be expected to have received the Information Statement.

        Section 7.2 Additional Conditions to Obligations of Aspect and Sub. The
                    ------------------------------------------------------
obligations of Aspect and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Aspect and Sub:

                (a) The representations and warranties of Cadis set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement, (ii) that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date and for such period and (iii) where the failure of any such representation or warranty to be true and correct on and as of the Closing Date, individually and in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Cadis, or a material adverse effect upon the consummation of the transactions contemplated hereby; and Aspect shall have received a certificate to such effect signed on behalf of Cadis by the chief executive officer of Cadis.

                (b) Cadis shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Aspect shall have received a certificate to such effect signed on behalf of Cadis by the chief executive officer of Cadis.

                (c) Aspect shall have received from Cadis written evidence that the execution, delivery and performance of Cadis's obligations under this Agreement have been duly and validly approved and authorized by the Board of Directors and the stockholders of Cadis.

                (d) Aspect shall have received all permits and other authorizations required under applicable state blue sky laws for the issuance of shares of Aspect Common Stock pursuant to the Merger.

                (e) Aspect shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the material contracts of Cadis, as set forth on Schedule 7.2(e) hereto.
                       ---------------

                (f) Aspect shall have received from each of the Affiliates of Cadis an executed Affiliate Agreement.

                (g) Thomas Kavanaugh, Janet Eden-Harris, George Heyworth, Bruce Jacquemard, Blair LaCorte, Larry Lenhart, and Bob Merlo shall have entered into Noncompetition Agreements in the form of Exhibit C hereto ("Noncompetition
                                         ---------
Agreements").

                (h) The Merger shall have been approved by the affirmative vote of the holders of not less than ninety-three percent (93%) of the outstanding shares of Cadis Capital Stock voting on a common-equivalent basis.

                (i) Aspect shall have received a legal opinion from Ireland, Stapleton, Pryor & Pascoe, P.C., counsel to Cadis, substantially in the form of Exhibit D hereto.
---------

                (j) The Escrow Agreement shall have been executed and delivered by the Stockholder Representative and the Escrow Agent.

                (k) The holders of at least eighty percent (80%) of the shares of Aspect Common Stock that are issued and outstanding as of the date of this Agreement and who are receiving shares of Aspect Common Stock in the Merger shall have executed and delivered to Aspect either a Stockholder Agreement in the form attached hereto as Exhibit E (the "Stockholder Agreement") or an
                            ---------
Affiliate Agreement.

                (l) Aspect shall have been furnished with evidence satisfactory to it of the termination of (i) the Fourth Amended and Restated Registration Rights Agreement dated August 13, 1996 among Cadis and certain holders of Cadis Preferred Stock, (ii) the Fourth Amended and Restated Stockholders Agreement dated August 13, 1996 among Cadis and certain holders of Cadis Common Stock and Cadis Preferred Stock, (iii) the Series F Preferred Stock Purchase Agreement dated August 13, 1997 among Cadis and certain holders of Cadis Preferred Stock and

(iv) the letter agreements, each dated August 13, 1996, between Cadis and each of Norwest Equity Partners V and Chancellor Venture Capital II, L.P.

        Section 7.3 Additional Conditions to Obligations of Cadis. The
                    ---------------------------------------------
obligation of Cadis to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Cadis:

                (a) The representations and warranties of Aspect and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) where the failure to be true and correct would not be reasonably likely to have a Material Adverse Effect on Aspect and its Subsidiaries, taken as a whole, or a material adverse effect upon the consummation of the transactions contemplated hereby; and Cadis shall have received a certificate to such effect signed on behalf of Aspect by the chief financial officer of Aspect.

                (b) Aspect and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Cadis shall have received a certificate to such effect signed on behalf of Aspect by the chief financial officer of Aspect.

                (c) Cadis shall have received from Aspect and Sub written evidence that the execution, delivery and performance of Aspect's and Sub's obligations under this Agreement have been duly and validly approved and authorized by the Boards of Directors of Aspect and Sub.

                (d) The Escrow Agreement shall have been and delivered by Aspect and the Escrow Agent.


                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

        Section 8.1 Termination. This Agreement may be terminated at any time
                    -----------
prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(g), by written notice by the terminating party to the other party):

                (a)  by the mutual written consent of Aspect and Cadis;

                (b) by either Aspect or Cadis if the Merger shall not have been consummated by December 8, 1997 (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

                (c) by either Aspect or Cadis if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under Section 6.7 of this Agreement;

                (d) by Aspect if the Board of Directors of Cadis shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Aspect or shall have publicly announced or disclosed to any third party its intention to do any of the foregoing;

                (e) by Aspect if the stockholders of Cadis shall fail to approve this Agreement and the Merger;

                (f) by Aspect or Cadis, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 7.2(a) or (b) (in the case of termination by Aspect) or 7.3(a) or (b) (in the case of termination by Cadis) not to be satisfied and (ii) shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party; or

                (g) by Aspect if the condition specified in Section 7.2(i) is not satisfied within thirty days from the date the Information Statement shall have been sent to the Nonaccredited Cadis Stockholders.

        Section 8.2 Effect of Termination. In the event of termination of this
                    ---------------------
Agreement as provided in Section 8.1, there shall be no liability or obligation on the part of Aspect, Cadis, Sub or their respective officers, directors, stockholders or Affiliates, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Sections
6.14 and 6.16 of this Agreement and the confidentiality provisions set forth herein shall remain in full force and effect and survive any termination of this Agreement.

        Section 8.3 Amendment. This Agreement may be amended by the parties
                    ---------
hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Cadis, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 8.4 Extension; Waiver. At any time prior to the Effective Time,
                    -----------------
the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE IX


                          ESCROW AND INDEMNIFICATION

        Section 9.1 Survival of Representations and Warranties. If the Merger
                    ------------------------------------------
occurs, all of the representations and warranties contained in this Agreement shall survive the Closing Date (except that representations and warranties that specifically relate to a particular date or period shall be true and correct as of such date and for such period) and shall continue in full force and effect until the date of the first anniversary of the Closing Date (the "Termination Date"), except as to representations and warranties of a nature such that a breach should be discovered during the first audit of combined operations, which representations and warranties will survive only until the release of the audited results of such combined operations.

        Section 9.2 Indemnification by Cadis Stockholders.
                    -------------------------------------

                (a) Subject to the terms and conditions contained herein, each of the stockholders of Cadis shall indemnify, defend and hold harmless Aspect, its officers, directors, employees and attorneys, all Subsidiaries and Affiliates of Aspect, and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "Aspect Group") from, against, for and in respect of any and all losses, damages, costs and expenses (including reasonable legal fees and expenses) which any member of the Aspect Group may sustain or incur which are caused by or arise out of (i) any inaccuracy in or breach of any of the representations, warranties or covenants made by Cadis in this Agreement, including the Cadis Disclosure Schedule, or (ii) any breach by the stockholders of Cadis or the Stockholder Representative of this Article IX or the Escrow Agreement (collectively, "Aspect Losses"). References to stockholders of
Cadis, Cadis stockholders or words of similar import in this Article IX shall be deemed to be references to the persons who were stockholders of Cadis immediately prior to the Effective Time.

                (b) No stockholder of Cadis shall be required to indemnify any member of the Aspect Group for any Aspect Losses until and only to the extent that the aggregate amount of all Aspect Losses under all claims shall exceed $125,000 (the "Floor"), and further, no stockholder of Cadis shall be liable for any individual Aspect Loss that is less than $5,000 (a "De Minimis Claim"), and
                                                        ----------
no such De Minimis Claims shall be counted against the Floor in determining the
        ----------
dollar amount of the Floor that remains available under this paragraph (b). Except as specifically provided in Section 9.2(d), the maximum aggregate liability of the stockholders of Cadis pursuant to Section 9.2(a) shall in no event exceed the value of the Escrow Shares, as determined pursuant to Section 2 of the Escrow Agreement.

                (c) The obligation of the stockholders of Cadis to indemnify members of the Aspect Group for a Aspect Loss under this Article IX is subject to the condition that the

Stockholder Representative shall have received written notice of an Indemnification Claim (as defined in Section 9.3 hereof) for such Aspect Loss on or before the Termination Date.

                (d) The provisions of Section 9.2(b) and (c) above and 9.6 below shall not limit, in any manner, any remedy at law or in equity to which any member of the Aspect Group shall be entitled against Cadis or any stockholder of Cadis as a result of willful fraud or intentional misrepresentation by Cadis, any stockholder of Cadis or any of their respective representatives.

                (e) Except as set forth in Section 9.2(d), each stockholder of Cadis shall be liable for Aspect Losses only to the extent of such stockholder's Proportionate Interest (as defined in the Escrow Agreement) in the aggregate Escrow Shares.

        Section 9.3    Procedures for Indemnification.
                       ------------------------------

                (a) As used in this Article IX, the term "Indemnitee" means the member or members of the Aspect Group seeking indemnification hereunder.

                (b) A claim for indemnification hereunder (an "Indemnification Claim") shall be made by Indemnitee by delivery of a written notice to the Stockholder Representative and the Escrow Agent requesting indemnification and specifying the basis on which indemnification is sought in reasonable detail (and shall include relevant documentation related to the Indemnification Claim), the amount of the asserted Aspect Losses and, in the case of a Third Party Claim (as defined in Section 9.4), containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such Third Party Claim.

                (c) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 9.4 hereof shall be observed by Indemnitee and the Stockholder Representative.

                (d) The Escrow Agent will not release any Escrow Shares held in the Escrow Account pursuant to an Indemnification until such Indemnification Claim has been resolved in accordance with Section 9.6 below.

        Section 9.4 Defense of Third Party Claims. Should any claim be made or
                    -----------------------------
suit or proceeding be instituted against an Indemnitee which, if prosecuted successfully, would be a matter for which such Indemnitee is entitled to indemnification under this Article IX (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

                (a) Indemnitee shall give the Stockholder Representative and the Escrow Agent written notice of any such Third Party Claim promptly after receipt by Indemnitee of notice thereof, and the Stockholder Representative may, subject to the prior written consent of Aspect, undertake control of the defense thereof by counsel of its own choosing reasonably acceptable to Indemnitee. Indemnitee may participate in the defense through its own counsel at its own expense. If, however, the Stockholder Representative fails or refuses to undertake the defense of such Third Party Claim within fifteen (15) days after written notice of such claim has been delivered to the Stockholder Representative by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and, subject to Section 9.5, settlement of such Third Party Claim with counsel of its own choosing. In the circumstances described in the preceding sentence, Indemnitee shall, promptly upon its assumption of the defense of such Third Party Claim, make an Indemnification Claim as specified in Section 9.3(b), which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein. Failure of Indemnitee to furnish written notice to the Stockholder Representative or the Escrow Agent of a Third Party Claim shall not release the stockholders of Cadis from their obligations hereunder, except to the extent they are prejudiced by such failure.

                (b) Indemnitee and the Stockholder Representative shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of Indemnitee as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating to such claim.

                (c) Unless the Stockholder Representative has failed to fulfill its obligations under this Article IX, no settlement by Indemnitee of a Third Party Claim shall be made without the prior written consent by or on behalf of the Stockholder Representative, which consent shall not be unreasonably withheld or delayed. If the Stockholder Representative has assumed the defense of a Third Party Claim as contemplated by this Section 9.4, no settlement of such Third Party Claim may be made by the Stockholder Representative without the prior written consent by or on behalf of Indemnitee, which consent shall not be unreasonably withheld or delayed.

        Section 9.5 Manner of Indemnification.
                    -------------------------

                (a) To provide a fund against which members of the Aspect Group may assert claims of indemnification under this Article IX, the Escrow Shares shall be withheld and deposited into Escrow pursuant to the Escrow Agreement in accordance with the provisions of Section 2.3 hereof. The Escrow Shares so deposited shall be held and distributed in accordance with the Escrow Agreement.

                (b) Each claim for indemnification asserted against the stockholders of Cadis pursuant to this Article IX shall be made only in accordance with the Escrow Agreement, subject to the provisions of Section 9.2(d) hereof.

        Section 9.6 Stockholder Representative. For purposes of this Agreement
                    --------------------------
the stockholders of Cadis, without any further action on the part of any such stockholder, shall be deemed to have consented to the appointment of Carl D. Carman as the representative of such stockholders (the "Stockholder Representative"), as the attorney-in-fact for and on behalf of each such stockholder, and the taking by the Stockholder Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement, including, without limitation, the exercise of the power to (i) execute the Escrow Agreement, (ii) authorize delivery to Aspect of the Escrow Shares, or any portion thereof, in satisfaction of Indemnification Claims, (iii) agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to such Indemnification Claims, (iv) resolve any Indemnification Claims and (v) take all actions necessary in the judgment of the Stockholder

Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Escrow Agreement. Accordingly, the Stockholder Representative has unlimited authority and power to act on behalf of each stockholder of Cadis with respect to this Agreement and the Escrow Agreement and the disposition, settlement or other handling of all Indemnification Claims, rights or obligations arising from and taken pursuant to this Agreement. The stockholders of Cadis will be bound by all actions taken by the Stockholder Representative in connection with this Agreement, and Aspect shall be entitled to rely on any action or decision of the Stockholder Representative. The Stockholder Representative will incur no liability with respect to any action taken or suffered by him in reliance upon any notice, direction, instruction, consent, statement or other document believed by him to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except his own willful misconduct, bad faith or gross negligence. In all questions arising under this Agreement or the Escrow Agreement, the Stockholder Representative may rely on the advice of counsel, and the Stockholder Representative will not be liable to anyone for anything done, omitted or suffered in good faith by the Stockholder Representative based on such advice. The Stockholder Representative will not be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to him. At any time during the term of the Escrow Agreement, holders of a majority of the Escrow Shares can appoint a new Stockholder Representative by written consent by sending notice and a copy of the written consent appointing such new Stockholder Representative signed by holders of a majority of the Escrow Shares to Aspect and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Aspect and the Escrow Agent.

                                   ARTICLE X


                             GENERAL PROVISIONS

        Section 10.1 Notices. All notices and other communications hereunder
                     -------
shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or within seventy-two (72) hours after being mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (a)  if to Aspect, to:

                     Aspect Development, inc.
                     1300 Charleston Road
                     Mountain View, CA 94043
                     Attention: President
                     Fax:  (650) 938-1377
                     Tel:  (650) 428-2700
                     with a copy to:

                     Gray Cary Ware & Freidenrich
                     400 Hamilton Avenue
                     Palo Alto, CA 94301
                     Attention: James M. Koshland, Esq.
                     Fax:  (650) 327-3699
                     Tel:  (650) 328-6561

                (b)  if to Cadis, to

                     Cadis, Inc.
                     5700 Flatiron Parkway
                     Boulder, CO 80301
                     Attention: President
                     Fax: (303) 440-5309
                     Tel: (303) 440-4363

                     with a copy to:

                     Ireland, Stapleton, Pryor & Pascoe, P.C.
                     1575 Broadway, Suite 2600
                     Denver, CO 80202
                     Attention: John G. Lewis, Esq.
                     Fax: (303) 623-2700
                     Tel: (303) 623-2062

                (c)  if to the Stockholder Representative, to

                     Carl D. Carman
                     885 Arapahoe
                     Boulder, CO 80302
                     Fax: (303) 442-8525
                     Tel: (303) 442-5151

                     with a copy to:

                     Ireland, Stapleton, Pryor & Pascoe P.C.
                     1575 Broadway, Suite 2600
                     Denver, CO 80202
                     Attention: John G. Lewis, Esq.
                     Fax: (303) 623-2700
                     Tel: (303) 623-2062

        Section 10.2 Interpretation. When a reference is made in this Agreement
                     --------------
to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 18, 1997. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 10.3 Counterparts. This Agreement may be executed in two or more
                     ------------
counterparts, each of which shall be deemed an original as against any party whose signature appears on such counterpart and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 10.4 Severability. In the event that any provision of this
                     ------------
Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        Section 10.5 Entire Agreement. This Agreement (including the schedules
                     ----------------
and exhibits hereto and the other documents delivered pursuant hereto) constitutes the entire agreement among the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

        Section 10.6 Governing Law. This Agreement shall be governed and
                     -------------
construed in accordance with the laws of the State of California without regard to any applicable conflicts of law principles.

        Section 10.7 Assignment. Neither this Agreement nor any of the rights,
                     ----------
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        Section 10.8 Third Party Beneficiaries. Nothing contained in this
                     -------------------------
Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of this Agreement, except that (i) the persons who are stockholders of Cadis immediately prior to the Effective Time (and their successors and assigns) are express intended third party beneficiaries of Articles I and II, Section 6.9 and Article IX, (ii) the persons who hold Cadis Options immediately prior to the Effective Time (and their lawful successors and assigns) are express intended third party beneficiaries of Section 6.12, (iii) each of the foregoing persons is an express intended third party beneficiary of Section 6.11 and, to the extent relevant to any of the foregoing, Article X and as such are entitled to rely on the provisions hereof as if a party hereto.

     IN WITNESS WHEREOF, Aspect, Sub and Cadis have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the Stockholder Representative has signed this Agreement, as of the date first written above.

CADIS, INC.                         ASPECT DEVELOPMENT, INC.


By:______________________________   By:___________________________________

Title:___________________________   Title:________________________________



STOCKHOLDER REPRESENTATIVE          HAWAII ACQUISITION CORPORATION


_________________________________   By:___________________________________
Carl D. Carman
                                    Title:________________________________

                                   EXHIBIT A

                                ESCROW AGREEMENT


        THIS ESCROW AGREEMENT is made and entered into as of November ____, 1997 by and among Aspect Development, Inc., a Delaware corporation ("Aspect"), U.S. Stock Transfer Corporation (the "Escrow Agent"), and Carl D. Carman (the "Stockholder Representative") for and on behalf of the stockholders (the "Stockholders") of Cadis, Inc., a Delaware corporation ("Cadis").

                                 RECITALS:
                                 --------

        A. Pursuant to that certain Agreement and Plan of Reorganization dated as of November 18, 1997 (the "Plan of Reorganization"), Aspect will issue to the Stockholders shares of Common Stock, $0.001 par value, of Aspect ("Aspect Common Stock) pursuant to the merger (the "Merger") of Aspect Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Aspect ("Sub"), with and into Cadis.

        B. Pursuant to Article IX of the Plan of Reorganization, a copy of which is attached hereto as Appendix I and incorporated herein by reference, the
                      ----------
Stockholders have agreed to indemnify Aspect and other members of the Aspect Group (as therein defined) with respect to inaccuracies in or breaches of representations, warranties or covenants made by Cadis in the Plan of Reorganization and certain other matters.

        C. In accordance with the Plan of Reorganization, the parties desire to establish an escrow for the purpose of providing a fund against which Aspect (on behalf of itself and other members of the Aspect Group) may seek indemnification under the Plan of Reorganization.

                                   AGREEMENT:
                                   ---------

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual obligations herein, the parties agree as follows:

        Section 11. Establishment of Escrow. At the Closing (as defined in the
                    -----------------------
Plan of Reorganization), or as soon thereafter as practicable, Aspect shall deliver to the Escrow Agent for deposit into escrow (the "Escrow") certificates representing an aggregate of 114,750 shares of Aspect Common Stock otherwise distributable at the Closing to the Stockholders in the Merger (the "Escrow Shares"). The Escrow Shares (plus such additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Aspect after the Effective Time) so delivered to the Escrow Agent and any other securities, cash or other property from time to time held by the Escrow Agent pursuant to the terms hereof are herein referred to as the "Escrow Fund." The Escrow Agent agrees to accept the Escrow Shares and to hold the Escrow Fund in escrow subject to the terms and conditions of this Agreement.

        Section 12. Maintenance of the Escrow. The Escrow Agent shall establish
                    -------------------------
a separate account for each Stockholder showing the number of Escrow Shares and the amount and type of other property, if any, held in the Escrow for such Stockholder on the basis of a list of the Stockholders' respective ownership percentage provided to the Escrow Agent by the Stockholder Representative. The Escrow Agent shall maintain records showing each Stockholder's Proportionate Interest in the Escrow Fund and shall adjust each Stockholder's account to reflect distributions from, and additions or substitutions to, the property held for the account of such Stockholder in the Escrow. For purposes of this Agreement, each Stockholder's "Proportionate Interest" in the Escrow Fund as of a specific date shall be equal to the percentage that the value of the Escrow Shares and other property held for the account of such Stockholder in the Escrow bears to the value of all property held for the account of all Stockholders in the Escrow as of such date. For purposes of the provisions of this Agreement relating to indemnification and claims, the Escrow Shares shall be deemed to have a value equal to the average closing sale price of Aspect Common Stock (as quoted on the Nasdaq National Market and reported in The Wall Street Journal)
                                                     -----------------------
for the ten (10) trading days preceding the date of the Plan of Reorganization. The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares required by this Agreement. Aspect shall cooperate with the Escrow Agent in promptly issuing, or causing its transfer agent to promptly issue, such stock certificates as shall be required to effect such transfers. All Escrow Shares and any other securities from time to time held in the Escrow Fund shall be registered in the name of the Escrow Agent or its nominee.

        Section 13. Stockholder Representative. From and after the establishment
                    --------------------------
of the Escrow as provided in Section 1 hereof, the Stockholders shall be represented by the Stockholder Representative, or his successor appointed in accordance with Section 9.6 of the Plan of Reorganization, who shall have the duties and authority set forth in said section.

        Section 14. Dividends, Voting and Rights of Ownership. Except for tax-
                    -----------------------------------------
free dividends paid in stock declared with respect to the Escrow Shares pursuant to Section 305(a) of the Internal Revenue Code of 1986, as amended (the "Code"), which shall be treated in the manner set forth in Section 1 hereof, any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares will be distributed currently to the Stockholders and, if distributed to the Escrow Agent, shall promptly be paid over to the Stockholders. Each Stockholder will have voting rights with respect to the Escrow Shares deposited in the Escrow with respect to such Stockholder so long as such Escrow Shares are held in escrow, and Aspect shall take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the

Escrow Agent's possession pursuant to this Agreement, the Stockholders will retain and will be able to exercise all other incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement. Subject to the rights of Aspect and the other members of the Aspect Group under the Plan of Reorganization and this Agreement, all beneficial interest in the Escrow Fund shall be the property of the Stockholders from and after the Closing, and Aspect shall have no interest therein. None of the rights of the Stockholders hereunder shall be transferable except as otherwise provided by law. Each of the Stockholders shall be obligated for all federal, state or local taxes applicable to such Stockholder's interest in the Escrow Fund.

        Section 15.  Claims for Indemnification; Disposition Thereof.
                     -----------------------------------------------

        Section 15.1 If an Indemnitee (as defined in the Reorganization Agreement) shall have any claim for indemnification pursuant to Article IX of the Plan of Reorganization (a "Claim"), the Indemnitee or Aspect shall promptly deliver to the Stockholder Representative and the Escrow Agent an Indemnification Claim in accordance with Section 9.3 of the Plan of Reorganization Agreement.

        Section 15.2 If the Stockholder Representative shall not have notified Aspect and the Escrow Agent of its objection to the delivery of any of the Escrow Fund out of the Escrow to Aspect for application to such Claim within thirty (30) calendar days after delivery of such Indemnification Claim (determined in accordance with Section 14(d)), the Escrow Agent shall, as promptly as practicable following the expiration of such period, deliver out of the Escrow to Aspect the number of whole Escrow Shares having an aggregate value most nearly equal to the amount of such Claim.

        Section 15.3 If the Stockholder Representative gives notice to the Escrow Agent and Aspect of its objection to the delivery of any of the Escrow Fund out of the Escrow to Aspect for application to a Claim (a "Contested Claim") within the 30-day period specified in Section 5(b) hereof, the Escrow Agent shall make no delivery to Aspect out of the Escrow Fund with respect to such Contested Claim until the rights of the Stockholders and the Indemnitee with respect thereto have been agreed upon between the Stockholder Representative and Aspect or until such rights are finally determined by arbitration pursuant to Section 13 hereof. If the arbitrator in such proceeding shall determine that the Escrow Fund, or any part thereof, is to be delivered out of the Escrow to Aspect to satisfy such Contested Claim, the Escrow Agent shall, as promptly as practicable following receipt of such determination, deliver out of the Escrow to Aspect the number of whole Escrow Shares having an aggregate value most nearly equal to the amount of such Contested Claim.

        Section 16. Distribution of Escrow Fund; Termination of Escrow. The
                    --------------------------------------------------
portion of the Escrow Fund not previously distributed in accordance with the terms of Section 5 hereof shall be held by the Escrow Agent until the date (the "Release Date") occurring ten (10) business days following the first anniversary of the Closing Date (as defined in the Plan of Reorganization). Notwithstanding the foregoing, there shall be retained in the Escrow the lesser of (i) the number of Escrow Shares having an aggregate value (determined pursuant to Section 2 hereof) equal to 100% of the amount of all pending Claims asserted pursuant to Section 5 hereof and expenses reasonably estimated by Aspect to be necessary for the disposition of all such Claims, and (ii) the entire remaining Escrow Fund. The Escrow Fund not so distributed shall be retained by the Escrow Agent until all such pending Claims are resolved and the remaining Escrow Fund deliverable to any Aspect Indemnitee as a result thereof, if any, shall have been delivered to Aspect. Thereafter, the Escrow Agent shall, as promptly as practicable, deliver the remaining Escrow Fund to the Stockholders in accordance with their Proportionate Interests.

        Section 17. Term of Escrow Agreement. This Agreement shall terminate
                    ------------------------
upon the distribution by the Escrow Agent of all property held in the Escrow
Fund.

        Section 18. Fees of the Escrow Agent. The fees of the Escrow Agent,
                    ------------------------
including (i) the normal costs of administering the Escrow as set forth on the Fee Schedule attached hereto as Appendix II and (ii) all fees and costs
                                -----------
associated with the administration of Claims, shall be paid by Aspect. In the event that the Escrow Agent renders any service hereunder not provided for herein or there is any assignment of any interest in the subject matter of the Escrow or modification hereof, the Escrow Agent shall be reasonably compensated for such extraordinary services by the party that is responsible for or requests such services.

        Section 19. Liability of the Escrow Agent. In performing any of its
                    -----------------------------
duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses or expenses, except in the event of gross negligence or willful misconduct on its part. The Escrow Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or
(ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine; nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any agent's authority. In addition, the Escrow Agent may consult with legal counsel in connection with its duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

        Section 20. Controversies. If any controversy arises between the parties
                    -------------
to this Agreement, or with any other party, concerning the subject matter of the Escrow, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, it may require, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in the Escrow, except all costs, expenses, charges and reasonable attorneys' fees incurred by it due to the interpleader action and which the parties jointly and severally agree to pay, provided that any liability of the Stockholders for such costs, expenses,
     --------
charges and fees shall be paid exclusively out of the Escrow Fund.. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of the Escrow.

        Section 21. Indemnification of Escrow Agent. Aspect and the Stockholders
                    -------------------------------
and their respective successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, reasonable fees and disbursements of counsel and disbursements that may be imposed on the Escrow Agent, or incurred by it in connection with the performance of its duties under this Agreement, including but not limited to any arbitration or litigation arising from this Agreement or involving its subject matter, provided that any liability of the Stockholders for indemnification
        --------
pursuant to this Section 11 shall be paid exclusively out of the Escrow Fund. Nothing contained in this Section 11 shall impair the rights of the Stockholders and Aspect, as between themselves, including without limitation, their rights to enforce the provisions of Section 8 hereof with respect to the allocation of the Escrow Agent's fees.

        Section 22. Resignation of Escrow Agent. The Escrow Agent may resign at
                    ---------------------------
any time upon giving at least thirty (30) days written notice to the other parties; provided, however, that no such resignation shall become effective
         -----------------
until the appointment of a successor Escrow Agent which shall be accomplished as follows: Aspect and the Stockholder Representative shall use their best efforts to agree on a successor Escrow Agent within thirty (30) days after receiving such notice. If the parties fail to agree on a successor Escrow Agent within such time, the Escrow Agent shall have the right to appoint a successor Escrow Agent authorized to do business in the State of California. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The predecessor Escrow Agent then shall be discharged from any further duties and liability under this Agreement.

        Section 23. Arbitration.
                    -----------

        Section 23.1 Each Contested Claim will be settled by binding arbitration pursuant to Section 13(c) hereof unless otherwise agreed by the Stockholder Representative and Aspect. Any portion of the Claim which is not contested shall be resolved as set forth in Section 5(b) hereof. The final decision of the arbitrator shall be furnished to the Escrow Agent, the Stockholder

Representative and Aspect in writing and will constitute a conclusive determination of the issue in question, binding upon Cadis, the Stockholders and Aspect and shall not be contested or appealed by any of them. After notice that the Claim is contested by the Stockholder Representative, the Escrow Agent will continue to hold in the Escrow Fund Escrow Shares having a value sufficient to cover such Claim, as determined pursuant to Section 2 hereof (notwithstanding the expiration of the Release Date), until the earlier of (i) execution of a settlement agreement by Aspect and the Stockholder Representative setting forth a resolution of the Indemnification Claim, or (ii) receipt of a copy of the final award of the arbitrator.

        Section 23.2 The number of Escrow Shares to be delivered or held in Escrow pursuant to a Contested Claim shall be equal to (i) the aggregate dollar amount of the Contested Claim as determined pursuant to this Section 13 divided by (ii) the value of the Escrow Shares, as determined pursuant to Section 2 hereof.

Section 23.3 Any Contested Claim shall be settled by arbitration in Denver, Colorado, in the case of an action initiated by Aspect, and in Palo Alto, California, in the case of an action initiated by the Stockholder Representative, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Contested Claim, including the ability to allocate costs of defending and settling any such Contested Claim among the parties.

        Section 24.  Miscellaneous.
                     -------------

        Section 24.1 Assignment; Binding upon Successors and Assigns. Except as
                     -----------------------------------------------
set forth in Section 12 with respect to the Escrow Agent, none of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        Section 24.2 Severability. If any provision of this Agreement, or the
                     ------------
application thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

        Section 24.3 Entire Agreement. This Agreement, the Appendices hereto,
                     ----------------
the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

        Section 24.4 Notices. No notice or other communication shall be deemed
                     -------
given unless sent in the manner, and to the persons, specified in this Section 14(d). All notices and other communications hereunder will be in writing and will be deemed given (i) upon receipt if delivered personally (or if mailed by registered or certified mail), (ii) the day after dispatch if sent by overnight courier, or (iii) upon dispatch if transmitted by facsimile (and confirmed by a copy delivered in accordance with clause (i) or (ii)), addressed to the parties at the following addresses:

                To the Escrow Agent:  U.S. Stock Transfer Corporation
                                      1745 Gardena Avenue
                                      Glendale, California  91204-2991
                                      Facsimile:  (818) 502-0674
                                      Attn:  Richard Brown

                          To Aspect:  Aspect Development, Inc.
                                      1300 Charleston Road
                                      Mountain View, CA 94043
                                      Facsimile: (650) 428-2700
                                      Attn: Chief Financial Officer

                     with a copy to:  Gray Cary Ware & Freidenrich
                                      400 Hamilton Avenue
                                      Palo Alto, California 94301
                                      Facsimile: (415) 327-3699
                                      Attn: James M. Koshland, Esq.

  To the Stockholder Representative:  Carl D. Carman
                                      885 Arapahoe
                                      Boulder, Colorado 80302
                                      Facsimile: (303) 442-8525
                     with a copy to:  Ireland, Stapleton, Pryor & Pascoe P.C.
                                      1575 Broadway, Suite 2600
                                      Denver, CO 80202
                                      Facsimile: (303) 623-2062
                                      Attn: John G. Lewis, Esq.

Any party may change its address for such communications by giving notice thereof to the other parties.

        Section 24.5 Other Remedies. Except as otherwise provided herein, any
                     --------------
and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

        Section 24.6 Amendment and Waivers. Any term or provision of this
                     ---------------------
Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

        Section 24.7 Further Assurances. Each party agrees to cooperate fully
                     ------------------
with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

        Section 24.8 Absence of Third Party Beneficiary Rights. Nothing
                     -----------------------------------------
contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of this Agreement, other than the persons who are stockholders of Cadis immediately prior to the Effective Time (and their successors and assigns) who, as such, are entitled to rely on the provisions hereof as if a party hereto.

        Section 24.9 Governing Law. It is the intention of the parties hereto
                     -------------
that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

        Section 24.10 Counterparts. This Agreement may be executed in any number
                      ------------
of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                    ASPECT DEVELOPMENT, INC.


                                    By:___________________________________

                                    Title:________________________________


                                    ESCROW AGENT:

                                    U.S. STOCK TRANSFER CORPORATION


                                    By:___________________________________

                                    Title:________________________________


                                    STOCKHOLDER REPRESENTATIVE:


                                    ______________________________________
                                    Carl D. Carman

                                   EXHIBIT B

                               VOTING AGREEMENT

                                   EXHIBIT C

                                 NONCOMPETITION AGREEMENT
                                 ------------------------


     THIS NONCOMPETITION AGREEMENT ("Agreement") is entered into this ______ day of November, 1997, by and between ________________________, an individual ("Stockholder"), and Aspect Development, Inc., a Delaware corporation ("Buyer").


                                 RECITALS:

     A. Cadis, Inc., a Delaware corporation ("Seller"), together with its subsidiaries is engaged throughout the United States of America and the world in the business of the development, manufacture and marketing of enterprise client/server software and reference data products for manufacturers ("Business of Seller" or "Seller's Products").

     B. Pursuant to that certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated November ___, 1997, among Buyer, Hawaii Acquisition Corporation, a Delaware corporation wholly owned by Buyer ("Sub"), and Seller, Buyer is acquiring Seller through a merger of Sub with and into Seller (the "Merger"). After the Merger becomes effective, the separate existence of Sub shall cease, and Seller, as the surviving corporation in the Merger shall continue its corporate existence under the laws of the State of Delaware and will continue to operate the Business of Seller.

     C. Stockholder is the beneficial owner of shares of, or options to acquire, capital stock of Seller and is a key employee or officer of Seller. As a result of the Merger, Stockholder will be entitled to receive stock and options with a substantial value.

     D. This Agreement is entered into by Stockholder in consideration of and as an inducement to Buyer and Sub to consummate the Merger.

                                 AGREEMENT:

     NOW, THEREFORE, the parties agree as follows:

     1. Covenant Not to Compete. Stockholder agrees that for a period of eighteen (18) months from the effective time of the Merger and for so long thereafter as Stockholder is employed by or serves as a consultant to Buyer (the "Noncompetition Period"), Stockholder will not, directly or indirectly, individually or as an owner, partner, shareholder, joint venturer, corporate officer, director, employee, consultant, principal, agent, trustee or licensor, or in any other similar capacity whatsoever of or for any person, firm, partnership, company or corporation (other than Buyer), including, but not limited to, Information Handling Systems, Inc., Acquion, Inc., Ariba Technologies, Inc., and Requisite Technology, Inc., (a) own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of any business engaged to a significant degree in the design, research, development, marketing, sales, manufacture or licensing of products that are substantially similar to or competitive with any Seller Products (whether through stand-alone products or broader products that include equivalent functionality) ("Competitive Products"), or be employed primarily in the design, research, development, marketing, sale or manufacture of such Competitive Products, (b) accept employment with a customer of Seller with the intent or purpose of depriving Seller of business performed by Seller by transferring such work to a department, division or affiliate of the customer or to a third party, or (c) request or advise any of the customers, suppliers or other business contacts or Seller with which Stockholder had contact while employed or Seller to withdraw, curtail, cancel or not increase their business with Seller. Notwithstanding the foregoing, Stockholder is permitted to own as a passive investor up to a one percent (1%) interest in any publicly traded entity.

     2. Covenant Not to Solicit. Stockholder further agrees that, during the term of the covenants set forth in Section 1 above, Stockholder will not directly or indirectly recruit, induce or attempt to persuade any person who is then, or at any time during the previous six (6) months has been, an employee, sales representative or consultant of Buyer or Seller to terminate or curtail his or her relationship with Buyer or Seller.

     3. Nondisruption; Other Matters. During the Noncompetition Period, Stockholder agrees that he or she will not directly or indirectly interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between Hawaii, on the one hand, and any of its customers, suppliers or employees, on the other hand.

     4. Reasonableness. Stockholder agrees that the covenants provided for in Sections 1 through 3 hereof, including the term and the geographical area encompassed therein, are necessary and reasonable in order to protect Buyer in the conduct of its business and the utilization of its assets, tangible and intangible, including goodwill, and to preserve and protect the tangible and intangible assets of Seller, including Seller's goodwill, and the customers and trade secrets of which Stockholder has and will have knowledge, and in consideration for Buyer's entering into and performing under the Reorganization Agreement. Both parties agree that the execution, delivery and performance of this Agreement is in consideration of and a condition to the consummation of the Merger, and the parties do not ascribe and cannot ascribe a separate consideration or value to the covenants provided herein.

     5. Confidentiality. Stockholder acknowledges that he or she is subject to the terms of Seller's standard form of employee confidentiality agreement, a copy of which is attached hereto as Exhibit A. Stockholder agrees that, in the event he or she serves as an employee of Buyer or Seller after the Merger, Stockholder shall be subject to the terms of Buyer's standard form of employee confidentiality agreement, a copy of which is attached hereto as Exhibit B.

     6. Construction. The covenants contained in this Agreement shall be construed as a series of separate covenants, one for each of the counties in each of the states of the United States of America, one for each province of Canada, and one for each country outside the U.S. and Canada. It is the desire and intent of the parties that these covenants shall be enforced to the fullest extent permissible under applicable law and that if one such clause is found unenforceable, the remaining clauses be enforced.

     7. Injunctive Relief. It is expressly agreed between the parties that monetary damages would be inadequate to compensate Buyer for any breach by Stockholder of his covenants and agreements set forth herein. Accordingly, Stockholder agrees and acknowledges that any such violation or threatened violation will cause irreparable injury to Buyer and that, in addition to any other remedies which may be available, Buyer shall be entitled to seek to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by Stockholder, without the necessity of proving actual damages.

     8. Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, covenants, or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. No provision hereof may be waived, altered or amended, except by written instrument signed by all of the parties hereto.

     9. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Colorado. All disputes arising under this Agreement shall be brought in the federal and state courts located in Colorado, as permitted by law, and each of the parties hereby consents to the personal jurisdiction, service of process and venue of such courts.

     10. Successors and Assigns. Neither this Agreement nor any of the rights or obligations of Stockholder arising under this Agreement may be assigned or transferred without Buyer's prior written consent. This Agreement will be for the benefit of Buyer's successors and assigns, and will be binding on Stockholder's heirs and legal representatives.

     11. Notices. Any notice or other communication under this Agreement shall be in writing, signed by the party making the same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

     If to Stockholder:

          ______________
          ______________
          ______________

     If to Buyer:

          Aspect Development, Inc.
          1300 Charleston Road
          Mountain View, CA  94043
          Attn:  Chief Financial Officer

     with a copy to:

          Gray Cary Ware & Freidenrich
          400 Hamilton Avenue
          Palo Alto, CA 94301
          Attn:  James Koshland, Esq.

or to such other address as may hereafter be designated by either party hereto. All such notices shall be deemed given on the date personally delivered or mailed.

     12. Severability. The parties agree that construction of this Agreement shall be in favor of its reasonable nature, legality and enforceability, and that any construction causing unenforceability shall yield to a construction permitting enforceability. It is agreed that the noncompetition, nonsolicitation, nondisclosure and nondisruption covenants and provisions of this Agreement are severable, and that if any single covenant or provision or multiple covenants or provisions should be found unenforceable, the entire Agreement and remaining covenants and provisions shall not fail but shall be construed as enforceable without any severed covenant or provision in accordance with the tenor of this Agreement. Should a court or any other trier of fact or law determine not to enforce any covenant or provision of this Agreement as written due to overbreadth, then the parties agree that said covenant or provision shall be enforced to the extent reasonable, with the court or such trier to make any necessary revisions to said covenant or provision to permit its enforceability.

     13. Effectiveness. Notwithstanding any other provision of this Agreement, this Agreement shall become effective only upon the effectiveness of the Merger, and if the Merger does not occur, this Agreement shall be void ab initio and
                                                               ---------
have no force and effect.

     14. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

     15. No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     16. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                              ___________________________________________
                              Stockholder Signature
                              Name Printed:______________________________

                              ASPECT DEVELOPMENT, INC.

                              By:________________________________________
                              Print Name:________________________________
                              Title:_____________________________________